                  AMENDED AND RESTATED AGREEMENT AND PLAN OF
                      CONTRIBUTION, INVESTMENT AND MERGER


                                     among



                      NATIONAL BROADCASTING COMPANY, INC.



                        GE INVESTMENTS SUBSIDIARY, INC.


                            NEON MEDIA CORPORATION


                                 XENON 2, INC.

                                      and

                                XOOM.COM, INC.



                           Dated as of June 11, 1999

                               TABLE OF CONTENTS

                                                                                                        Page
ARTICLE I

        DEFINITIONS...................................................................................  2
        1.1   Definitions.............................................................................  2

ARTICLE II

        CONTRIBUTIONS AND ISSUANCES...................................................................  9
        2.1     Contributions to NBC and NBC Multimedia...............................................  9
        2.2     Contributions to NMC; Issuances of NMC Capital Stock.................................. 10
        2.3     Ge Investments Sub Purchase of Videoseeker Assets..................................... 10
        2.4     Contributions To Xenon 2; Issuances of Xenon 2 Capital Stock.......................... 10
        2.5     Note Issuances........................................................................ 11
        2.6     Required Consents..................................................................... 12
        2.7     Tax Refunds........................................................................... 12

ARTICLE III

        THE MERGER.................................................................................... 12
        3.1     The Merger............................................................................ 12
        3.2     Closing............................................................................... 12
        3.3     Effective Time........................................................................ 13
        3.4     Effects of the Merger................................................................. 13
        3.5     Certificates of Incorporation......................................................... 13
        3.6     By-Laws............................................................................... 13
        3.7     Officers and Directors of Surviving Corporation and Xenon 2........................... 13
        3.8     Effect on Capital Stock............................................................... 13
        3.9     Exchange Procedures................................................................... 14
        3.10    No Further Ownership Rights in NMC Common Stock....................................... 14
        3.11    Further Assurances.................................................................... 14
        3.12    Federal Income Tax Consequences....................................................... 15

ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE PARTIES................................................. 15
        4.1     Representations and Warranties of NBC................................................. 15
        4.2     Representations and Warranties with respect to SNAP................................... 22
        4.3     Representations and Warranties of Xoom and Xenon 2.................................... 30
        4.4     Representations and Warranties with respect to GE Investments Sub..................... 40
        4.5     Survival of Representations and Warranties............................................ 41
        4.6     No Other Representation or and Warranties............................................. 41

ARTICLE V

CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME........................................................... 41

       5.1     Conduct of the Business of Xoom Pending the Closing.................................................. 41
       5.2     Conduct of the Business of SNAP Pending the Closing.................................................. 43
       5.3     Conduct of the NBC Multimedia Businesses Pending the Closing......................................... 45
       5.4     Access to Information................................................................................ 46
       5.5     No Solicitation...................................................................................... 47
       5.6     Non-Solicitation of Employees........................................................................ 49
       5.7     Amendments to Schedules.............................................................................. 49

ARTICLE VI

OTHER AGREEMENTS.................................................................................................... 49
       6.1     Registration Statement; Preparation of Proxy Statement............................................... 49
       6.2     Stockholder Meeting.................................................................................. 50
       6.3     Public Statements.................................................................................... 51
       6.4     Reasonable Commercial Efforts........................................................................ 51
       6.5     Notification of Certain Matters...................................................................... 52
       6.6     Xenon 2 Directors.................................................................................... 52
       6.7     Employee Matters..................................................................................... 53
       6.8     Xenon 2 Options...................................................................................... 54
       6.9     SNAP Indebtedness.................................................................................... 55
       6.10    Organization of CNBC.com............................................................................. 55
       6.11    Tax Cooperation and Consistent Reporting............................................................. 55
       6.12    Tax Benefit Payments................................................................................. 57
       6.13    Xoom Cash............................................................................................ 58

ARTICLE VII

        CONDITIONS TO CLOSING....................................................................................... 59
        7.1    Conditions Precedent to Obligations of Each Party.................................................... 59
        7.2    Conditions Precedent to Obligation of NBC............................................................ 60
        7.3    Conditions Precedent to Obligations of Xenon 2....................................................... 60

ARTICLE VIII

        INDEMNIFICATION............................................................................................. 61
        8.1    Indemnification by Xenon 2........................................................................... 61
        8.2    Indemnification by NBC............................................................................... 61
        8.3    Claims Procedure..................................................................................... 61
        8.4    Exclusive Remedy..................................................................................... 62

ARTICLE IX

        TERMINATION................................................................................................. 62
        9.1    Termination Events................................................................................... 62
        9.2    Effect of Termination................................................................................ 64

ARTICLE X

        MISCELLANEOUS AGREEMENTS OF THE PARTIES..................................................................... 64


        10.1     Notices........................................................................................... 64
        10.2     Integration; Amendments........................................................................... 65
        10.3.    Waiver............................................................................................ 65
        10.4.    No Assignment; Successors and Assigns............................................................. 65
        10.5.    Expenses.......................................................................................... 66
        10.6.    Severability...................................................................................... 66
        10.7     Section Headings; Table of Contents............................................................... 66
        10.8.    Third Parties..................................................................................... 66
        10.9     GOVERNING LAW; SUBMISSION TO JURISDICTION......................................................... 66
        10.10    Specific Performance.............................................................................. 67
        10.11    Counterparts...................................................................................... 67
        10.12    Amendment and Restatement......................................................................... 67


                                   EXHIBITS

Exhibit A               Advertising Agreement Term Sheet
Exhibit B               Standstill Agreement
Exhibit C               Voting and Right of First Offer Agreement
Exhibit D               Governance and Investor Rights Agreement
Exhibit E               Brand Integration and License Agreement
Exhibit F               Registration Rights Term Sheet
Exhibit G               Summary of Principal Terms of Xenon 2 Convertible
                        Note
Exhibit H               NBC Note- Summary of Principal Terms
Exhibit 3.5             Restated Certificate of Incorporation of Xenon 2, Inc.
Exhibit 3.6             Bylaws of Xenon 2, Inc.


                                   SCHEDULES

Schedule 1.1(a)         Knowledge Definition
Schedule 1.1(b)         NBC Multimedia Assets
Schedule 1.1(c)         NBC Multimedia Liabilities
Schedule 1.1(d)         Videoseeker Assets
Schedule 2.1            Rights and Obligations of CNBC, Inc. Interests
Schedule 3.7            Officers and Directors
Schedule 4.1(c)         Governmental Approvals; Consents
Schedule 4.1(e)         Financial Information
Schedule 4.1(f)         Absence of Certain Changes or Events
Schedule 4.1(h)         Properties, Contracts, Permits and Other Data
Schedule 4.1(i)         Legal Proceedings
Schedule 4.1(j)         Labor Controversies
Schedule 4.1(k)         Intellectual Property and Technology
Schedule 4.1(l)         Government Licenses, Permits, Etc.
Schedule 4.1(n)         Environmental Matters
Schedule 4.1(o)         Employee Benefit Matters
Schedule 4.1(q)         Entire Business
Schedule 4.2(c)         Governmental Approvals; Consents
Schedule 4.2(e)         Equity Interests
Schedule 4.2(f)         Financial Information; Liabilities
Schedule 4.2(g)         Absence of Certain Changes or Events
Schedule 4.2(h)         Title to Properties; Liens
Schedule 4.2(i)         Properties, Contracts, Permits
Schedule 4.2(j)         Legal Proceedings
Schedule 4.2(k)         Labor Controversies
Schedule 4.2(l)         Intellectual Property and Technology
Schedule 4.2(m)         Government Licenses, Permits
Schedule 4.2(o)         Environmental Matters
Schedule 4.2(p)         Employee Benefit Matters
Schedule 4.2(r)         Tax matters

Schedule 4.2(t)         Acceleration of Options
Schedule 4.3(c)         Governmental Approvals; Consents
Schedule 4.3(g)         Stock Options
Schedule 4.3(h)         Obligations with Respect to Capital Stock
Schedule 4.3(j)         Absence of Certain Changes or Events
Schedule 4.3(k)         Properties, Contracts, Permits and Other Data
Schedule 4.3(l)         Legal Proceedings
Schedule 4.3(m)         Labor Controversies
Schedule 4.3(n)         Intellectual Property
Schedule 4.3(o)         Government Licenses, Permits, Etc.
Schedule 4.3(q)         Employee Benefits Matters
Schedule 4.3(q)(iii)    Exception to Employee Benefit Plan Compliance
Schedule 4.3(q)(vii)    Benefit Payments Required
Schedule 4.3(s)         Tax Matters
Schedule 4.3(u)         Year 2000 Compliance
Schedule 5.1            Conduct of the Business of Xoom Pending the
                        Closing
Schedule 5.2            Conduct of the Business of SNAP Pending the
                        Closing
Schedule 6.4            Required Consents
Schedule 6.7(a)         Transferred Employees
Schedule 6.9            SNAP Indebtedness
Schedule 6.10           Organization of CNBC

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF
                      CONTRIBUTION, INVESTMENT AND MERGER


          This Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of June 11, 1999 (hereinafter, the "Agreement"),
                                                                    ---------
among National Broadcasting Company, Inc., a Delaware corporation ("NBC"), GE
                                                              ---
Investments Subsidiary, Inc., a Delaware corporation ("GE Investments Sub"),
                                                       ------------------
Neon Media Corporation, a Delaware corporation ("NMC"), Xenon 2, Inc., a
                                                 ---
Delaware corporation ("Xenon 2") and XOOM.com, Inc., a Delaware corporation
                       -------
("Xoom").
  ----

                              W I T N E S S E T H:

          WHEREAS, the parties hereto are party to the Agreement and Plan of Contribution, Investment and Merger, dated as of May 9, 1999 (the "Existing Merger Agreement");

          WHEREAS, the parties hereto have agreed to amend and restate the Existing Merger Agreement as set forth in this Agreement, all on the terms and conditions hereinafter set forth so that, as amended, and restated, the Existing Merger Agreement reads in its entirety as provided in this Agreement;

          WHEREAS, NBC owns all of the outstanding capital stock of NBC Multimedia, Inc., a Delaware corporation ("NBC Multimedia");
                                           --------------

          WHEREAS, NBC Multimedia formed NMC for the purpose of effecting the transactions contemplated by this Agreement and all of its outstanding capital stock is owned by NBC Multimedia;

          WHEREAS, Xoom, Xenon 2, Xenon 3, Inc., a Delaware corporation ("Xenon
                                                                          -----
3"),  SNAP! LLC, a Delaware limited liability company ("SNAP") and CNET, Inc., a
-                                                       ----
Delaware corporation ("CNET"), are parties to an Agreement and Plan of
                       ----
Contribution and Merger dated as of May 9, 1999 (the "Xenon 2 Merger
                                                      --------------
Agreement") pursuant to which, among other things, the parties thereto have
---------
agreed that (i) Xenon 3 will merge with and into Xoom, with Xoom as the surviving corporation, and each outstanding share of common stock of Xoom, par value $0.0001 per share, will be converted into the right to receive one share of Class A Common Stock of Xenon 2 and (ii) CNET will contribute to Xenon 2 certain assets in exchange for shares of Class A Common Stock of Xenon 2;

          WHEREAS, Xoom owns all of the outstanding capital stock of Xenon 2, and Xenon 2 owns all of the outstanding stock of Xenon 3;

          WHEREAS, the closing of the transactions contemplated by the Xenon 2 Merger Agreement is a condition to the closing of the transactions contemplated by this Agreement;

          WHEREAS, while the closing under the Xenon 2 Merger Agreement and the closing under this Agreement are not contingent on each other, it is intended that both transactions represent a series of steps in the formation of Xenon 2 whereby the rights of all the parties are defined;

          WHEREAS, the consummation of the transactions contemplated by the Xenon 2 Merger Agreement and this Agreement would combine certain assets of NBC and CNET with the existing business of Xoom in a new holding company structure intended to achieve important business objectives;

          WHEREAS, the Board of Directors of each of Xoom, Xenon 2 and Xenon 3 believe it is advisable for such parties to enter into this Agreement and to consummate the transactions provided for herein;

          WHEREAS, concurrently with the execution hereof, in order to induce NBC to enter into this Agreement, NBC, Xoom and certain stockholders of Xoom are entering into a voting agreement providing for certain voting and other restrictions with respect to shares of Xoom common stock owned by such stockholders, all upon the terms and conditions specified therein; and

          WHEREAS, NBC, GE Investments Sub, NMC, Xoom and Xenon 2 desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

      1.1 Definitions.  (a)  Capitalized terms used and not defined in this
          -----------
Agreement shall have the following meanings:

          "Advertising Agreement" means the advertising agreement between Xenon
           ---------------------
2 and NBC to be dated as of the Closing Date having the terms set forth in

Exhibit A hereto.
---------

          "Affiliate"  means with respect to a specified Person, any Person that
           ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          "Business Day" means a day, other than Saturday or Sunday, on which
           ------------
commercial banks in New York City are open for the general transaction of business.

          "Class A Common Stock" means the Class A common stock, $0.0001 par
           --------------------
value per share, of Xenon 2.

          "Class B Common Stock" means the Class B common stock, $0.0001 par
           --------------------
value per share, of Xenon 2.

          "CNBC.com" means the entity to be formed by NBC or its Subsidiaries
           --------
pursuant to Section 6.10 to conduct business through the CNBC.com universal
            ------------
resource locator.

          "CNET Standstill Agreement" means a Standstill Agreement between Xenon
           -------------------------
2 and CNET to be dated as of the Closing Date substantially in the form of

Exhibit B hereto.
---------

          "CNET Voting Agreement" means a Voting and Right of First Offer
           ---------------------
Agreement between CNET and NBC to be dated as of the Closing Date substantially in the form of Exhibit C hereto.
               ---------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Contributed Assets" means the Xoom Stock, the interests in SNAP and
           ------------------
the NBC Multimedia Assets, and the Videoseeker Assets.

          "Environmental Laws" means any and all laws, rules, orders,
           ------------------
regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Final Determination" means a determination as defined in Section
           -------------------
1313(a) of the Code or any other event which finally and conclusively establishes the amount of any liability for Taxes.

          "Flying Disc" means Flying Disc Investments Limited Partnership, a
           -----------
Nevada limited partnership.

          "GAAP" means generally accepted accounting principles in the United
           ----
States.

          "Governance Agreement" means the governance agreement between Xenon 2
           --------------------
and NBC to be dated as of the Closing Date substantially in the form set forth in Exhibit D hereto.
   ---------

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Implementing Agreements" means, the NBC Note, the Xenon 2 Convertible
           -----------------------
Note, the Governance Agreement, the Registration Rights Agreement, the License Agreement, the Advertising Agreement, the CNET Voting Agreement and the CNET Standstill Agreement.

          "Independent Accountants" means a nationally recognized firm of
           -----------------------
independent certified public accountants selected and retained by the mutual agreement of NBC and Xenon 2.

          "Intellectual Property" shall mean any patents, patent registrations,
           ---------------------
patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights, copyright applications, copyright registrations, franchises, universal resource locators, domain names, permits, licenses, processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications.

          "Knowledge of" or "best Knowledge of" a party hereto when modifying
           ------------      -----------------
any representation and warranty shall mean that such party has no actual knowledge that such representation and warranty is not true and correct to the extent provided therein and that (i) such party has made appropriate investigations and inquiries of its officers and responsible employees and (ii) nothing has come to its attention in the course of such investigation and inquiries which would cause such party, in the exercise of due care, to believe that such representation and warranty is not true and correct to the extent provided therein; provided that each of the parties hereto shall be deemed to
                  --------
have satisfied the foregoing requirements by making appropriate investigations and inquiries of its officers and employees listed on Schedule 1.1(a), and no
                                                      ---------------
knowledge of any other director, officer or employee of such party shall be imputed to the persons listed on the Schedule or to such party.

          "Liability" means, as to any Person, all debts, liabilities and
           ---------
obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets.

          "License Agreement" means the license agreement between NBC Multimedia
           -----------------
and NBC to be dated as of May 9, 1999 substantially in the form set forth in

Exhibit E hereto.
---------

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind.

          "Losses and Expenses" means any and all damages, claims, losses,
           -------------------
expenses, costs, obligations and Liabilities, including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement), provided, however, that "Losses and Expenses"
                              --------  -------
shall not include any lost profits or other incidental, consequential or punitive damages.

          "Material Adverse Effect" means, for any party, a material adverse
           -----------------------
effect on (i) the assets, liabilities, business, results of operations or financial condition of (A) Xoom, Xenon 2 and their respective Subsidiaries, taken as a whole, in the case of Xoom or (B) the NBC Multimedia Businesses and SNAP, taken as a whole, in the case of NBC; or
(ii) the ability of such party to perform its obligations hereunder, under the Voting Agreement, the Option Agreement or under the Implementing Agreements to which it is a party. Notwithstanding the foregoing, the occurrence of one of the following events, without the occurrence of any other events, shall not be deemed by itself to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the outstanding equity securities of a party that is publicly traded, (ii) the failure of a party to meet earnings estimates of equity analysts as reflected in the First Call consensus estimates for any period (or for which earnings are released) on or after May 9, 1999 and prior to the Effective Time or (iii) adverse conditions affecting the U.S. economy as a whole or affecting the multi-media industry (including internet-related businesses) as a whole (provided that in each case such changes do not affect
                        --------
such party in a disproportionate manner).

          "Materials of Environmental Concern" means any gasoline or petroleum
           ----------------------------------
(including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Member of the Controlled Group" means each trade or business, whether
           ------------------------------
or not incorporated, which would be treated as a single employer with the named trade or business under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

          "Nasdaq" means the Nasdaq National Market.
           ------

          "NBC.com" means the NBC.com universal resource locator and the
           -------
business conducted through it.

          "NBC-IN" means the NBC-IN.com universal resource locator and the
           ------
business conducted through it.

          "NBC Multimedia Assets" means the assets, properties and other rights
           ---------------------
of  NBC and NBC Multimedia listed on Schedule 1.1(b) which are to be contributed
                                     ---------------
to NMC on the Closing Date.

          "NBC Multimedia Businesses" means, collectively, NBC.com, Videoseeker
           -------------------------
and NBC-IN.

          "NBC Multimedia Liabilities" means the liabilities of NBC Multimedia
           --------------------------
listed on Schedule 1.1(c) which are to be assumed by NMC on the Closing Date.
          ---------------

          "NBC Note" means the $340,000,000 note issued by NBC to GE Investments
           --------
Sub to be transferred to Xenon 2 on the Closing Date.

          "Option Agreement" means the Stock Option Agreement, dated as of
           ----------------
May 9, 1999, between NBC and Xoom.

          "Other Property or Money" means other property or money within the
           -----------------------
meaning of Section 351(b) of the Code.

          "Permitted Liens" means (i) Liens for Taxes that (x) are not yet due
           ---------------
or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) easements, rights-of-way, restrictions and other similar charges or encumbrances on real property interests which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the relevant entity or business, taken as a whole or the use of any such real property for its current uses; (vi) leases or subleases granted to others which do not materially interfere with the ordinary conduct of the relevant entity or business, taken as a whole; (vii) with respect to real property, title defects or irregularities that do not in the aggregate materially impair the use of the property; (viii) any other Liens imposed by operation of law that do not, individually or in the aggregate, have a Material Adverse Effect on the relevant entity or business, taken as a whole; and (ix) as to any real property leases with respect to which the relevant entity is a lessee, any Lien affecting the interest of the landlord thereunder.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

          "Post-Closing Tax Period" means any Tax period (or portion thereof)
           -----------------------
ending after the Closing Date.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof)
           ----------------------
ending on or before the Closing Date.

          "Registration Rights Agreement" means the registration rights
           -----------------------------
agreement among Xenon 2, NBC, CNET and Flying Disc to be dated as of the Closing Date having the terms set forth in Exhibit F hereto.
                                   ---------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "SNAP" means SNAP! LLC, a Delaware limited liability company.
           ----

          "SNAP LLC Agreement" means the limited liability agreement of SNAP, as
           ------------------
amended from time to time.

          "SNAP Units" means the units representing limited liability company
           ----------
interests under the SNAP LLC Agreement.

          "Subsidiary" or "Subsidiaries" of any Person means any corporation,
           ----------      ------------
partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and any partnership of which such Person serves as general partner.

          "Tax Authority" shall mean any Governmental Authority having
           -------------
jurisdiction over Taxes.

          "Taxes" shall mean all federal, state, local and foreign taxes, fees,
           -----
charges and other assessments of a similar nature, whether imposed directly or through withholding, including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, custom, duty or other tax, together with any interest, additions to tax, or penalties applicable thereto.

          "Tax Returns" shall mean all federal, state, local and foreign tax
           -----------
returns, declarations, statements, reports, schedules, forms and information returns and any amended tax returns relating to Taxes.

          "Videoseeker" means the Videoseeker.com universal resource locator and
           -----------
the business conducted through it.

          "Videoseeker Assets" means the assets, properties and other rights of
           ------------------
NBC and NBC Multimedia listed on Schedule 1.1(d) which are to be purchased by Xenon 2 from GE Investments Sub on the Closing Date.

          "Videoseeker Liabilities" means the liabilities of NBC Multimedia
           -----------------------
listed on Schedule 1.1(e).

          "Voting Agreement" means the Voting Agreement, dated as of May 9,
           ----------------
1999, among Xoom, NBC, CNET, Chris Kitze and Flying Disc.

          "Xoom Preferred Stock" means shares of preferred stock, par value
           --------------------
$.0001 per share, of Xoom.

          "Xoom Stock" means shares of common stock, par value $.0001 per share,
           ----------
of Xoom.

          "Xenon 2 Convertible Note" means the $486,894,758 Zero Coupon
           ------------------------
Convertible Debenture due 2006 issued by Xenon 2 to GE Investments Sub on the Closing Date having the terms set forth in Exhibit G hereto.
                                           ---------

          "Xenon 2 Merger Agreement" means the Agreement and Plan of
           ------------------------
Contribution and Merger, dated as of May 9, 1999, among Xoom, Xenon 2, Xenon 3, SNAP and CNET.



            Term                                        Section
            ----                                        -------

     Certificate of Merger                                3.3
     Claim Notice                                         8.3
     Class A Common Stock                                 1.1
     Class B Common Stock                                 1.1
     Closing                                              3.2
     Closing Date                                         3.2
     Effective Time                                       3.3
     Financial Information                                4.1(e)
     Form S-4                                             6.1
     Indemnified Party                                    6.6(d)
     Intellectual Property                                1.1
     Material Transaction Proposal                        5.5(c)
     Merger                                               3.1
     Merger Consideration                                 3.8
     NBC Multimedia Business Intellectual Property        4.1(k)
     NBC Plans                                            6.7(b)(i)
     Nominees                                             6.6
     Non-Plan Option                                      6.8
     Notice Period                                        8.3
     Option Plan                                          6.8
     Proxy Statement                                      6.1
     Required Consents                                    6.4
     SEC Documents                                        4.3(h)(i)
     SNAP Balance Sheet                                   4.2(f)
     SNAP Budget                                          4.2(i)
     SNAP Intellectual Property                           4.2(l)
     SNAP Plans                                           4.2(p)
     Stockholder Approvals                                5.5
     Stockholder Meeting                                  6.2
     Surviving Corporation                                3.1
     Takeover Proposal                                    5.5(c)
     Vacation Policy                                      6.7(b)(v)
     Xenon 2 Stockholder Approval                         4.3(b)
     Xoom Budget                                          4.3(k)
     Xoom ESPP                                            4.3(g)
     Xoom Intellectual Property                           4.3(n)
     Xoom Options                                         6.8
     Xoom Stockholder Approval                            5.5

                                   ARTICLE II

                          CONTRIBUTIONS AND ISSUANCES
                          ---------------------------


      2.1 Contributions to NBC and NBC Multimedia.  (a) Subject to the
          ---------------------------------------
satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and immediately prior to the Effective Time (as defined in Section 3.3),
                                                                   -----------
(i) NBC shall contribute to NBC Multimedia, and NBC Multimedia shall accept, a 10% equity interest in CNBC.com, which interest shall be subject to the rights and obligations set forth on Schedule 2.1 and (ii) NBC Multimedia shall dividend
                             ------------
to NBC, and NBC shall accept and assume all the Videoseeker Assets owned by NBC Multimedia and all the Videoseeker Liabilities.

          (b)  In connection with the transactions described in Section 2.1(a),
                                                                --------------
NBC shall execute, and shall cause NBC Multimedia to execute all contribution, transfer, assumption and other agreements which are reasonably necessary to effect the transactions described therein. The CNBC.com interest shall be transferred free and clear of all Liens, except those set forth on Schedule 2.1(a). The Videoseeker Assets shall be transferred free and clear of all Liens, except those set forth in Schedule 1.1(e).

      2.2 Contributions to NMC; Issuances of NMC Capital Stock.  (a) Subject to
          ----------------------------------------------------
the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and immediately prior to the Effective Time, NBC shall, or shall cause NBC Multimedia, to assign and contribute to NMC, and NMC shall accept, all of NBC's and NBC Multimedia's right, title and interest in the NBC Multimedia Assets, and NBC and NBC Multimedia shall assign and contribute to NMC, and NMC shall assume, all of the NBC Multimedia Liabilities.

          (b)  In connection with the transactions described in Section 2.2(a),
                                                                --------------
NBC, NBC Multimedia, and NMC shall execute all contribution, transfer, assumption and other agreements which counsel for NBC and Xoom determine are reasonably necessary to effect the transactions described therein. All of the assets transferred pursuant to Section 2.2(a) shall be transferred free and
                               --------------
clear of all Liens (other than any Liens imposed by or on behalf of Xenon 2).

          (c)  In exchange for the assignments and contributions set forth in

Section 2.2(a), at the Closing and concurrently therewith, NMC shall issue
--------------
[12,158,116] shares of its common stock, par value $.0001 per share, which until the Effective Time shall represent all of the outstanding capital stock of NMC, to NBC Multimedia.

      2.3 GE Investments Sub Purchase of Videoseeker Assets. (a) Subject to the
          -------------------------------------------------
satisfaction or waiver of the conditions set forth in this Agreement, at the closing and immediately prior to the Effective Time, GE Investments Sub will purchase and NBC will sell, assign, transfer, convey and deliver the Videoseeker Assets, free and clear of all Liens except those set forth on Schedule 1.1(e), in consideration for a reduction in the amount of indebtedness of NBC owing to GE Investments Sub.

          (b) In connection with the transactions described in Section 2.3(a), GE Investments Sub and NBC shall execute all bills of sale and other agreements which are reasonably necessary to affect the transactions described therein.


      2.4 Contributions To Xenon 2; Issuances of Xenon 2 Capital Stock.  (a)
          ------------------------------------------------------------
Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and immediately after the Effective Time, NBC shall cause NBC Multimedia to transfer to Xenon 2, and Xenon 2 shall accept, all of the right, title and interest to the SNAP Units held by NBC Multimedia, including NBC Multimedia's rights pursuant to Section 7.3 and Section 7.4 of the
                                              -----------     -----------
SNAP LLC Agreement to increase the number of SNAP Units held by NBC Multimedia as provided in such agreement.

          (b)  In connection with the transactions described in Section 2.4(a),
                                                                --------------
NBC, NBC Multimedia and Xenon 2 shall execute all contribution, transfer, assumption and other agreements which counsel for NBC and Xoom determine are reasonably necessary to effect the transactions described therein. All of the assets transferred pursuant to Section 2.4(a) shall be transferred free and
                               --------------
clear of all Liens (other than any Liens imposed by or on behalf of Xenon 2).


          (c) In exchange for the assignment and contribution of the SNAP Units set forth in Section 2.4(a), at the Closing and concurrently therewith, Xenon 2
             --------------
shall issue 11,417,569 shares of Class B Common Stock to NBC Multimedia;

provided, that in no event shall NBC and its Affiliates be issued shares of
--------
Common Stock of Xenon 2 that would result in their aggregate holding of such shares being equal to or greater than 50% of the outstanding shares of Common Stock of Xenon 2 after giving effect to all of the issuances of such Common Stock on the Closing Date.

          (d) Upon the original issuance of the shares of Class B Common Stock by Xenon 2 to NBC Multimedia pursuant to Section 2.2 and Section 2.4(c), and
                                         -----------     --------------
until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities laws, any certificate issued representing any such Class B Common Stock shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE SO REGISTERED OR (B) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. IN ADDITION, SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF A GOVERNANCE AND INVESTOR RIGHTS AGREEMENT, DATED AS OF ______, 1999, AS AMENDED FROM TIME TO TIME, AMONG NATIONAL BROADCASTING COMPANY, INC. AND THE ISSUER COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."


     2.5 Note Issuances; Purchase of Videoseeker Assets by Xenon 2.  (a)
         ---------------------------------------------------------
Subject to the satisfaction or waiver of the conditions set forth in this Agreement, after the Effective Time and the consummation of all of the transactions contemplated by Sections 2.1, 2.2, 2.3 and 2.4 of this
                             ------------  ---  ---     ---
Agreement, GE Investments Sub shall purchase the Xenon 2 Convertible Note from Xenon 2 in exchange for an assignment of the NBC Note from GE Investments Sub to Xenon 2 and the assignment and sale by GE Investments Sub of the Videoseeker Assets to Xenon 2, free and clear of all Liens except those set forth on
Schedule 1.1(e).

          (b)  In connection with the transactions described in Section 2.5(a),
                                                                --------------
NBC, GE Investments Sub and Xenon 2 shall execute all deeds, bills of sale, assignments and purchase, transfer and other agreements which counsel for NBC and Xoom determine are reasonably necessary to effect the transactions described therein. Upon surrender of the NBC Note to NBC, NBC shall issue a new note payable to Xenon 2 having the terms set forth in Exhibit H.
                                                 ---------

      2.6 Required Consents.  Notwithstanding anything to the contrary contained
          -----------------
in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to NMC or Xenon 2 of any of the assets (including any assumed contract, license or other agreement) is prohibited by applicable law or would require any governmental or third-party authorization, approval, consent or waiver and such authorization, approval, consent or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party. Following the Closing, the parties shall use their reasonable commercial efforts, and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither NBC, Xenon 2 nor any of their
         --------  -------
respective Affiliates shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be paid by Xenon 2. Pending or in the absence of such authorization, approval, consent or waiver, the parties shall use their reasonable commercial efforts to enter into reasonable and lawful arrangements designed to provide to Xenon 2 the benefits and liabilities of use of such assets from and after the Effective Time.

      2.7 Tax Refunds.  Notwithstanding anything herein to the contrary, Xenon 2
          -----------
shall be entitled to all refunds of Taxes with respect to the activities, properties or employees of NMC or SNAP attributable to the period after the Closing Date.


                                  ARTICLE III

                                   THE MERGER

      3.1 The Merger.  Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), NMC shall be merged (the "Merger") with and into Xenon 2 at the
 ----                              ------
Effective Time. Following the Merger, the separate corporate existence of NMC shall cease and Xenon 2 shall continue as the surviving corporation (the

"Surviving Corporation").
----------------------

      3.2 Closing.  Subject to the satisfaction or waiver (subject to applicable
          -------
law) of the conditions set forth in Article VII, the closing of the Merger and
                                    -----------
the transactions contemplated by this Agreement (the "Closing") will take place
                                                      -------
on the second Business Day after all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII shall have been satisfied or waived, unless this Agreement
         -----------
has been theretofore terminated pursuant to its terms, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall
                                             ------------
be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

      3.3 Effective Time.  As soon as practicable following the satisfaction of
          --------------
the conditions set forth in Article VII, the parties shall (i) file a
                            -----------
certificate of merger (the "Certificate of Merger") executed in accordance with
                            ---------------------
the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").
                                    --------------

      3.4 Effects of the Merger. At and after the Effective Time, the Merger
          ---------------------
will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NMC and Xenon 2 shall be vested in the Surviving Corporation, and all debts, liabilities and duties of NMC and Xenon 2 shall become the debts, liabilities and duties of the Surviving Corporation.

      3.5 Certificates of Incorporation.  Xoom shall cause the certificate of
          -----------------------------
incorporation of Xenon 2 to be amended and restated immediately prior to the Effective Time to change the name of Xenon 2 to "NBC Internet, Inc." and so as to otherwise read in its entirety as set forth in Exhibit 3.5, with such changes
                                                  -----------
therein as NBC and Xenon 2 may agree upon prior to the Effective Time, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      3.6 By-Laws.  Xoom shall cause the by-laws of Xenon 2 to be amended and
          -------
restated effective prior to the Effective Time so as to read in their entirety as set forth in Exhibit 3.6, with such changes therein as NBC and Xenon 2 may
                -----------
agree upon prior to the Effective Time, and such amended and restated by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      3.7 Officers and Directors of Surviving Corporation and Xenon 2. The
          -----------------------------------------------------------
officers and directors of the Surviving Corporation shall be as provided in

Schedule 3.7, which individuals will serve as officers and directors of the
------------
Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified.

      3.8 Effect on Capital Stock.  (a)  At the Effective Time by virtue of the
          -----------------------
Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.0001, of NMC (the "NMC Common Stock") issued and
                                              ----------------
outstanding immediately prior to the Effective Time (other than shares of NMC Common Stock held by NMC, all of which shall be canceled as provided in Section
                                                                        -------
3.8(c)) shall be converted into one share of Class B common stock, par value
------
$0.0001 per share, of the Surviving Corporation (the "Merger Consideration") and
                                                      --------------------
all shares of common stock of the Surviving Corporation issued and outstanding at the Effective Time shall remain outstanding after the Merger.

          (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of NMC Common Stock shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of NMC Common Stock (a "Certificate")
                                                                   -----------
shall thereafter cease to have any rights with respect to such shares of NMC Common Stock, except as provided herein or by law.

          (c) Each share of NMC Common Stock held by NMC at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no stock of Xenon 2 or other consideration shall be delivered in exchange therefor.

          (d) Upon the original issuance of the shares of Class B Common Stock by Xenon 2 in connection with the Merger, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities laws, any certificate issued representing any such Class B Common Stock shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE SO REGISTERED OR (B) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. IN ADDITION, SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF A GOVERNANCE AND INVESTOR RIGHTS AGREEMENT, DATED AS OF ________, 1999, AS AMENDED FROM TIME TO TIME AMONG NATIONAL BROADCASTING COMPANY, INC. AND THE ISSUER COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

     3.9 Exchange Procedures.  As soon as reasonably practicable after the
         -------------------
Effective Time, NBC shall cause NBC Multimedia to deliver its Certificate to Xenon 2 and NBC Multimedia shall be entitled to receive in exchange a certificate representing, in the aggregate, the number of shares into which the NMC Common Stock was converted pursuant to Section 3.8(a).
                                           --------------

     3.10 No Further Ownership Rights in NMC Common Stock.  All shares of Class
          -----------------------------------------------
B Common Stock issued upon conversion of NMC Common Stock in accordance with the terms of this Article III shall be deemed to have been issued in full
              -----------
satisfaction of all rights pertaining to the shares of NMC Common Stock formerly represented thereby.

     3.11 Further Assurances.  At and after the Effective Time, the officers and
          ------------------
directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NMC or Xenon 2, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NMC or Xenon 2, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     3.12 Federal Income Tax Consequences.   For federal income tax purposes, it
          -------------------------------
is intended that the transfers described in Section 2.1, Section 2.2 and Section
                                            -----------  -----------     -------
2.3 and the Merger qualify as a contribution to Xenon 2 qualifying under Section
---
351 of the Code.


                                    ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES
                 ---------------------------------------------

      4.1 Representations and Warranties of NBC.  NBC represents and warrants to
          -------------------------------------
Xoom and Xenon 2 as follows, provided that none of the representations or
                             --------
warranties contained in this Section 4.1 are made with respect to SNAP, its
                             -----------
assets, Liabilities or the business conducted thereby except paragraphs (a), (b) and (c) and the second sentence of paragraph (g) to the extent related to the ownership or transfer of the SNAP Units:

          (a) Due Organization, Power and Good Standing.  NBC, NMC and each of
              -----------------------------------------
Neon's Subsidiaries that is a party to an Implementing Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. NBC, NMC and each of Neon's Subsidiaries that is a party to an Implementing Agreement has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. NBC, NMC and each of Neon's Subsidiaries that is a party to an Implementing Agreement is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect.

          (b) Authorization and Validity of Agreements.  The execution, delivery
              ----------------------------------------
and performance by NBC and its Subsidiaries of the Existing Merger Agreement, this Agreement and the Implementing Agreements to which it or its Subsidiaries is a party and the consummation by NBC and its Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other governance action (including any required approval from NBC Parent) on the part of NBC and its Subsidiaries. Each of the Existing Merger Agreement, this Agreement, the Option Agreement and the Voting Agreement has been, and each of the Implementing Agreements to which NBC or any of its Subsidiaries is a party will on the Closing Date be, duly executed and delivered by NBC and its Subsidiaries and constitutes or, in the case of the Implementing Agreements, upon execution thereof will constitute, a valid and legally binding obligation of NBC and its Subsidiaries, enforceable against each in accordance with its terms.
          (c) Governmental Approvals; Consents.  Except as described in Schedule
              --------------------------------                          --------
4.1(c), the execution, delivery and performance of this Agreement, the Option
------
Agreement and the Implementing Agreements by NBC and its Subsidiaries and the consummation by such Persons of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other governing documents of NBC or its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority or any approvals required under
Section 4.1(b)) or violate or conflict with, or result in a breach of any
--------------
provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the NBC Multimedia Assets under, any of the terms, conditions or provisions of any contract or license to which NBC or any of its Subsidiaries is a party or by which it or its assets or property are bound; or
(iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to NBC or any of its Subsidiaries; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d) Certain Fees.  Neither NBC or any of its Subsidiaries nor the
              ------------
officers, directors or employees, thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby; except that NBC has employed BT Alex. Brown Incorporated whose fees and expenses will be paid in accordance with Section 10.5 if the transactions contemplated by this Agreement
                ------------
are consummated and will otherwise be paid by NBC.


          (e) Financial Information, Liabilities.  NBC has provided Xenon 2 with
              ----------------------------------
certain historical financial information relating to the NBC Multimedia Businesses set forth on Schedule 4.1(e) hereto (the "Financial Information").
                        ---------------              ---------------------
The Financial Information has been prepared in accordance with the accounting principles and procedures set forth on Schedule 4.1(e) and is true and correct
                                       ---------------
in all material respects. All of the NBC Multimedia Liabilities and Videoseeker Liabilities primarily relate to the NBC Multimedia Businesses.

          (f) Absence of Certain Changes or Events. Except as disclosed on
              ------------------------------------
Schedule 4.1(f), since December 31, 1998, NBC and its Subsidiaries have
---------------
conducted the NBC Multimedia Businesses in all material respects only in the ordinary course, consistent with past practice and there has not been (i) any material adverse change in the assets, liabilities, business, results of operations or financial condition of the NBC Multimedia Businesses or (ii) except in the ordinary course of business consistent with past practice and except for such matters that would not reasonably be expected to have a Material Adverse Effect, any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material NBC Multimedia Asset. In addition, except as disclosed on Schedule 4.1(f), from December 31, 1998 to
                                 ---------------
May 9, 1999, neither NBC nor any of its Subsidiaries has (A) acquired or disposed of any material assets of an NBC Multimedia Business or entered into any agreement or other arrangement for any such acquisition or disposition or
(B) relinquished, forgiven or canceled any material debts or claims with respect to an NBC Multimedia Business.

          (g) Title to Properties; Absence of Liens.  NBC or its Subsidiaries
              -------------------------------------
have, and at the Closing, NMC will acquire, good title to (or, in the case of real estate or equipment leases, a valid lease to) all properties, assets and other rights included in the NBC Multimedia Assets, free and clear of all Liens except for Permitted Liens and Liens described on Schedule 1.1(c). NBC or its Subsidiaries have, and at the Closing, immediately prior to the Effective Time, GE Investments Sub will acquire, and after the Effective Time Xenon 2 will acquire good title to (or in the case of real estate or equipment leases to) all properties, assets and other rights included in the Videoseeker Assets, free and clear of all Liens except for Permitted Liens and Liens described on Schedule 1.1(e). NBC or its Subsidiaries have, and at the Closing, Xenon 2 will acquire, good title to all of the SNAP Units held by NBC and its Subsidiaries, free and clear of all Liens (other than Liens created, imposed or granted by Xenon 2 and as set forth in the SNAP LLC Agreement). Assuming the consummation of the transactions contemplated by the Xenon 2 Merger Agreement in accordance with the terms and conditions thereof, at the Closing, Xenon 2 will acquire good title to all of the SNAP Units.

          (h) Properties, Contracts, Permits and Other Data.  Except as
              ---------------------------------------------
specified in Schedule 4.1(h) hereto, all rights, licenses, leases,
             ---------------
registrations, applications, contracts, commitments and other agreements of NBC and its Subsidiaries with respect to the NBC Multimedia Businesses or by which the NBC Multimedia Assets or Videoseeker Assets are bound are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. No NBC Multimedia Business is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, the enforcement of which would have, either individually or in the aggregate, a Material Adverse Effect.

          (i)  Legal Proceedings.  Except as described in Schedule 4.1(i), there
               -----------------                          ---------------
is no litigation, proceeding or governmental investigation to which NBC or its Subsidiaries is a party pending or, to the best Knowledge of NBC, threatened against it or its Subsidiaries which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. NBC and its Subsidiaries are not party to, nor are the NBC Multimedia Assets or Videoseeker Assets subject to, any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (j) Labor Controversies.  Except as set forth on Schedule 4.1(j), (i)
              -------------------                          ---------------
there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the best Knowledge of NBC, threatened, in each case with respect to the current or former employees of the NBC Multimedia Businesses,
(ii) none of the NBC Multimedia Businesses are a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to Neon's Knowledge, any other agreement, formal or informal, with any labor union or organization, nor are any of the NBC Multimedia Businesses' employees represented by any labor union or organization, and (iii) no NBC Multimedia Business has closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years nor has any NBC Multimedia Business planned or announced any such action or program for the future.

          (k) Intellectual Property.  NBC or its Subsidiaries own or are
              ---------------------
licensed or otherwise have the right to use, all Intellectual Property currently used in the NBC Multimedia Businesses (the "NBC Multimedia Business Intellectual
                                            ------------------------------------
Property"), except as would not, individually or in the aggregate, have a
--------
Material Adverse Effect. No NBC Multimedia Business has infringed upon or is in conflict with the Intellectual Property of any third party nor has any NBC Multimedia Business received any written notice of any claim that any NBC Multimedia Business has infringed upon or is in conflict with any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule
                                                                   --------
4.1(k), none of the rights of NBC or its Subsidiaries to the NBC Multimedia
------
Business Intellectual Property will be impaired in any way by the transactions provided for herein, and all of the rights of NBC and its Subsidiaries to the NBC Multimedia Business Intellectual Property will be fully enforceable by NMC after the Closing Date to the same extent as such rights would have been enforceable by NBC or its Subsidiaries before the Closing, without the consent or agreement of any other party other than any consents and agreements the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect. There have been no claims (whether private or governmental) against NBC or its Subsidiaries asserting the invalidity or unenforceability of its ownership, license or other right to use any of the registered NBC Multimedia Business Intellectual Property.

          (l) Government Licenses, Permits, Etc.  Except as set forth on
              ---------------------------------
Schedule 4.1(l), NBC and its Subsidiaries have all licenses, permits, consents,
---------------
approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of each NBC Multimedia Business as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) Conduct of Business in Compliance with Regulatory and Contractual
              -----------------------------------------------------------------
Requirements.  NBC and its Subsidiaries have complied with all applicable laws,
------------
ordinances, regulations or orders or other requirements of any Governmental Authority applicable to the NBC Multimedia Businesses, including, without limitation, all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

          (n) Environmental Matters.  Except as set forth on Schedule 4.1(n) and
              ---------------------                          ---------------
except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) NBC and its Subsidiaries comply and have complied with all Environmental Laws applicable to the NBC Multimedia Businesses, and possess and comply with and have possessed and complied with all Environmental Permits for each NBC Multimedia Business; (ii) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned or leased by NBC or any of its Subsidiaries and included in the NBC Multimedia Assets or Videoseeker Assets that could give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which any NBC or any of its Subsidiaries is, or to the Knowledge of NBC and its Subsidiaries will be, named as a party is pending or, to the Knowledge of NBC, threatened, with respect to any NBC Multimedia Business nor is any NBC Multimedia Business the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on any NBC Multimedia Business of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; and (v) NBC has provided to the other parties true and complete copies of all Environmental Reports relating to the NBC Multimedia Businesses in the possession or control of NBC and its Subsidiaries.

          (o) Employee Benefit Matters.  (i)  Neither NBC nor any of its
              ------------------------
Subsidiaries nor any Member of the Controlled Group of which it is a member has
(A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or could reasonably be expected to incur, any liability under (I) Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (II) Section 4971 of the Code that in either case could become a liability of Xenon 2 or any Subsidiary after the Closing Date. The assets of NBC and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of NBC or any Subsidiary or any Member of the Controlled Group of which it is a member to make timely installments or other payments required under Code Section 412. Schedule 6.7(a) sets forth (i) the names and salaries
                         ---------------
of each employee to whom Xenon 2 shall offer employment pursuant to Section 6.7
                                                                    -----------
and (ii) any employment agreements between such employees and NBC or any of its Subsidiaries.

          (ii)  Except as provided on Schedule 4.1(o), no plan exists with
                                      ---------------
respect to the Transferred Employees that could result in the payment to them of any money or other property or accelerate or provide any other rights or benefits to them as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

          (p) Absence of Certain Business Practices.  No officer, employee or
              -------------------------------------
agent of any NBC Multimedia Business, nor any other Person acting on behalf of any NBC Multimedia Business, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder any NBC Multimedia Business (or assist such NBC Multimedia Business in connection with any actual or proposed transaction) which
(x) subjects any party or any of their respective Subsidiaries, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, would have had a Material Adverse Effect or (z) if not continued in the future, would have a Material Adverse Effect or which might subject any party or any of their respective Subsidiaries, to suit or penalty in any private or governmental litigation or proceeding.

          (q) Entire Business.  Except as set forth in Schedule 4.1(q), the NBC
              ---------------                          ---------------
Multimedia Assets, and the Videoseeker Assets, including the License Agreement, will enable Xenon 2 to conduct the NBC Multimedia Businesses after the Effective Time in substantially the same manner as they are currently being conducted.

          (r) Tax Matters.    (i)  NBC and each of its Subsidiaries have timely
              -----------
filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to the Effective Time with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com. All such Tax Returns are or will be true, complete and correct in all material respects. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of such Tax Returns and neither NBC nor any of its Subsidiaries has requested any extension of time within which to file any material Tax Return with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com, which return has not yet been filed. There is no pending claim by any authority of a jurisdiction where NBC or any of its Subsidiaries has not filed Tax Returns that NBC or such Subsidiary is or may have been subject to taxation by that jurisdiction with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com. All Taxes required to be withheld by NBC or its Affiliates with respect to the NBC Multimedia Businesses or CNBC.com or their activities, properties, employees or independent contractors have been withheld and paid over to the appropriate Tax Authority.

          (ii) NBC and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period beginning prior to the Effective Time with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against NBC or any of its Subsidiaries with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com. There are no liens for Taxes upon the assets of NBC or any of its Subsidiaries, except for liens for current Taxes not yet due, with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com.

         (iii) With respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC, neither NBC nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar applicable provision by reason of a voluntary change in accounting method initiated by NBC or any of its Subsidiaries, and neither the Internal Revenue Service nor any taxing authority has proposed in writing any such adjustment or change in accounting method. Neither NBC nor any of its Subsidiaries has received a tax ruling or entered into a closing agreement with any taxing authority that would have a Material Adverse Effect upon the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.

         (iv) With respect to the NBC Multimedia Business, neither NBC nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement, in each case, that could obligate it to make any payments that would not be deductible pursuant to Section 280G of the Code.

          (v) None of the NBC Multimedia Businesses or the business of CNBC.com has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country. NBC and its Affiliates are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed with respect to the NBC Multimedia Businesses or the assets, employees or businesses of or to be contributed by NBC or its Affiliates to CNBC.com, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (vi) CNBC.com shall initially be treated as a partnership for federal income tax purposes.

          (s) Accredited Investor.  NBC is an "accredited investor" within the
              -------------------
meaning of Rule 501 of Regulation D under the Securities Act. NBC (i) is acquiring the Class B Common Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, in violation of the Securities Act; (ii) has had an opportunity to ask questions of the officers and directors of, and has had access to information concerning, Xenon 2 and its Subsidiaries; (iii) has knowledge, sophistication and experience in business and financial matters and risks of such investment; (iv) is able to bear the economic risk of such investment; and (v) is able to afford a complete loss of such investment.

          (t) Year 2000 Compliance.  With respect to the NBC Multimedia
              --------------------
Businesses, NBC has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not have a Material Adverse Effect and (y) that the impacts of such change on the venders and customers of the NBC Multimedia Businesses will not have a Material Adverse Effect. In Neon's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to Xenon 2 will be required in order to cause the information and business systems of the NBC Multimedia Businesses to operate properly following the change of the year 1999 to the year 2000. NBC reasonably expects any material issues related to such change of the year will be resolved in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between May 9, 1999 and the Effective Time, NBC shall continue to use commercially reasonable efforts to implement such plan.

          (u) NMC.  The authorized capital stock of NMC consists of 100 shares
              ---
of common stock, par value $0.0001 per share, of which 100 shares have been issued and are outstanding and held by NBC Multimedia as of May 9, 1999.
NMC has not conducted any
activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Closing Date, NMC's certificate of incorporation will be amended to provide for an authorized capital stock sufficient to permit NMC to issue shares of its common stock as described in
Section 2.2(c).
--------------

          (v) No Other Liabilities.  Other than the NBC Multimedia Liabilities
              --------------------
or Videoseeker Liabilities or as set forth on Schedule 1.1(e), there are no Liabilities of NBC or its Subsidiaries or GE Investments Sub that will be transferred or assigned to, or assumed by, NMC in connection with the transactions set forth in Section 2 or as to which NMC or Xenon 2 could be
                          ---------
liable.

      4.2 Representations and Warranties with respect to SNAP.  NBC represents
          ---------------------------------------------------
and warrants to Xenon 2 as follows:

          (a) Due Organization, Power and Good Standing. SNAP is duly organized,
              -----------------------------------------
validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. SNAP is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect. SNAP has no Subsidiaries other than SNAP International LLC which has not commenced business operations and has no material assets or liabilities.

          (b) Authorization and Validity of Agreement.  The transfer of the
              ---------------------------------------
interests in SNAP pursuant hereto have been duly authorized by all necessary action on the part of SNAP.

          (c) Governmental Approvals; Consents.  Except as described in Schedule
              --------------------------------                          --------
4.2(c), the execution, delivery and performance by NBC of this Agreement and the
------
Implementing Agreements to which it is a party and the consummation by NBC of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the SNAP LLC Agreement; (ii) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of SNAP under any of the terms, conditions or provisions of any contract or license to which SNAP is a party or by which it or its assets or property are bound; or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to SNAP; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses
(ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d) Certain Fees.  Neither SNAP nor any of the officers, directors or
              ------------
employees, thereof has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except that SNAP has employed of BT Alex. Brown Incorporated whose fees and expenses will be paid in accordance with

Section 10.5 of the transactions contemplated by this Agreement are consummated
------------
and otherwise will be paid by SNAP.

          (e) Equity Interests.  As of May 9, 1999, the outstanding equity
              ----------------
interests in SNAP and the holders thereof are set forth on Schedule 4.2(e)
                                                           ---------------
hereto. All outstanding SNAP Units are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights except as set forth in the SNAP LLC Agreement and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid distributions with respect to any SNAP Units. The limited liability company interests of SNAP International LLC have been duly authorized and issued, and are fully paid and non-assessable and are owned by SNAP free and clear of all Liens. Except for the capital stock of its Subsidiaries, SNAP does not own, directly or indirectly, more than 10% of the capital stock or other ownership interest in any Person and to the extent it owns less than 10% of the capital stock or other ownership interest in any Person, such interests in the aggregate do not constitute a material part of SNAP's assets. Except as set forth on

Schedule 4.2(e) hereto or as provided under the terms of this Agreement, no SNAP
---------------
Units are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating SNAP to (i) offer, sell, issue or grant any equity interests in, or any options, warrants or rights of any kind to acquire any equity interests in, or any other securities that are convertible into or exchangeable for any equity interests in SNAP or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding equity interests in or any outstanding options, warrants or rights of any kind to acquire any equity interests in, or any other outstanding securities that are convertible into or exchangeable for any equity interests in SNAP. At the Effective Time, after giving effect to the transactions contemplated by the Xenon 2 Merger Agreement and this Agreement, Xenon 2 will own all of the outstanding SNAP Units, other than SNAP Units issued pursuant to the exercise of SNAP Options, free and clear of all Liens.

          (f) Financial Information, Liabilities.  The unaudited balance sheet
              ----------------------------------
for SNAP as at December 31, 1998 (the "SNAP Balance Sheet") and the related
                                       ------------------
unaudited income statement for the six months ending December 31, 1998, copies of which are attached hereto as Schedule 4.2(f) present fairly in all material
                                ---------------
respects the financial condition and results of operations of SNAP as at December 31, 1998 and for the period then ended subject to normal year-end audit adjustments and financial statement footnote disclosure. Except as set forth on
Schedule 4.2(g), except as and to the extent disclosed in the SNAP Balance
---------------
Sheet, and except for liabilities incurred in connection with the transactions contemplated by this Agreement and the Implementing Agreements, there are no liabilities, whether absolute, accrued, contingent or otherwise, of SNAP, that would be required to be reflected on, or reserved against, in such consolidated balance sheet of SNAP, except for (x) liabilities which, singly or in the aggregate, would not have a Material Adverse Effect and (y) liabilities incurred subsequent to the date of such balance sheet by SNAP in the ordinary course of business consistent with past practice.

          (g) Absence of Certain Changes or Events. Except as disclosed on
              ------------------------------------
Schedule 4.2(g) since December 31, 1998, SNAP has conducted its business in all
---------------
material respects only in the ordinary course consistent with past practice and there has not been (i) any material adverse change in the assets, liabilities, business, results of operations or financial condition of SNAP, or (ii) except in the ordinary course of business consistent with past practice and except for such matters that would not reasonably be expected to have a Material Adverse Effect, any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any of its material assets. In addition, except as disclosed on Schedule 4.2(g), from December 31, 1998 to May 9, 1999, SNAP
             ---------------
has not (A) acquired or disposed of any material assets or entered into any agreement or other arrangement for any such acquisition or disposition or (B) relinquished, forgiven or canceled any material debts or claims.

          (h) Title to Properties; Absence of Liens.  Except as disclosed on
              -------------------------------------
Schedule 4.2(h), SNAP has good title to (or, in the case of real estate or
---------------
equipment leases, a valid lease to) all of its properties, assets and other rights, free and clear of all Liens except for Permitted Liens and such assets will enable Xenon 2 to conduct the business of SNAP after the Effective Time in substantially the same manner as it is currently being conducted.

          (i) Properties, Contracts, Permits and Other Data.  Except as
              ---------------------------------------------
specified in Schedule 4.2(i) hereto, all rights, licenses, leases,
             ---------------
registrations, applications, contracts, commitments and other agreements of SNAP or by which SNAP is bound are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. SNAP is not in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, the enforcement of which would have, either individually or in the aggregate, a Material Adverse Effect. SNAP has provided to Xoom complete and accurate copies of SNAP's current annual budget and operating plan (the "SNAP Budget").
------------

          (j)  Legal Proceedings.  Except as described in Schedule 4.2(j), there
               -----------------                          ---------------
is no litigation, proceeding or governmental investigation to which SNAP is a party pending or, to the best Knowledge of SNAP, threatened against it or its assets which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. SNAP is not a party to nor are its assets subject to any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (k) Labor Controversies.  Except as set forth on Schedule 4.2(k), (i)
              -------------------                          ---------------
there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the best Knowledge of

NBC, threatened with respect to the current or former employees of SNAP, (ii) SNAP is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to Neon's Knowledge, any other agreement, formal or informal with any labor union or organization, nor are any of SNAP's employees represented by any labor union or organization and (iii) SNAP has not closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years nor planned or announced any such action or program for the future.

          (l) Intellectual Property.  SNAP owns or is licensed or otherwise has
              ---------------------
the right to use, all Intellectual Property currently used in its business (the "SNAP Intellectual Property"), except as would not, individually or in the
 --------------------------
aggregate, have a Material Adverse Effect. SNAP has not infringed upon or is in conflict with the Intellectual Property of any third party nor has SNAP received any written notice of any claim that it has infringed upon or is in conflict with any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.2(l), none of the rights of SNAP to the SNAP Intellectual
         ---------------
Property will be impaired in any way by the transactions provided for herein, and all of the rights of SNAP to the SNAP Intellectual Property will be fully enforceable by SNAP after the Closing Date to the same extent as such rights would have been enforceable by SNAP before the Closing, without the consent or agreement of any other party other than any consents and agreements the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect. There have been no claims (whether private or governmental) against SNAP asserting the invalidity or unenforceability of its ownership, license or other right to use any of the registered SNAP Intellectual Property.

          (m) Government Licenses, Permits, Etc.  Except as set forth on
              ---------------------------------
Schedule 4.2(m), SNAP has all licenses, permits, consents, approvals,
---------------
authorizations, qualifications and orders of Governmental Authorities required for the conduct of its business as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) Conduct of Business in Compliance with Regulatory and Contractual
              -----------------------------------------------------------------
Requirements.  SNAP has complied with all applicable laws, ordinances,
------------
regulations or orders or other requirements of any Governmental Authority including, without limitation, all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

          (o) Environmental Matters.  Except as set forth on Schedule 4.2(o) and
              ---------------------                          ---------------
except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) SNAP complies and has complied with all applicable Environmental Laws, and possesses and complies with and has possessed and complied with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned or leased by SNAP that could give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which SNAP is, or to the Knowledge of SNAP will be, named as a party is pending or, to the Knowledge of SNAP, threatened, nor is SNAP the subject of any investigation in connection with any such proceeding or potential proceeding;
(iv) there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on SNAP of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; and (v) SNAP has provided to the other parties true and complete copies of all Environmental Reports relating to it in the possession or control of such party.

          (p)  Employee Benefit Matters.  (i)  Schedule 4.2(p) contains a true
               ------------------------        ---------------
and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of SNAP or its Subsidiaries has any present or future right to benefits and under which SNAP or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "SNAP Plans".
                                          ----------

          (ii) With respect to each SNAP Plan which is maintained solely by SNAP (the "Portal Level Plans"), SNAP has made available to NBC a current,
           ------------------
accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by SNAP or its Subsidiaries to their employees concerning the extent of the benefits provided under a SNAP Plan; and (D) for the most recent two years (I) the Form 5500 and attached schedules and (II) audited financial statements.

         (iii) (A) Each SNAP Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each SNAP Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification (or is established using a prototype plan form which has received such a letter), and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each SNAP Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (D) no non-exempt "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) with respect to any SNAP Plan; and (E) no SNAP Plan provides retiree welfare benefits and neither SNAP nor its Subsidiaries have any obligations to provide any retiree welfare benefits except as provided under Section 4980B of the Code.

          (iv) No SNAP Plan is subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), no SNAP Plan is a multiple employer plan; and no SNAP Plan is subject to the minimum funding requirements of ERISA Section 302 or Code Section 412.

          (v) Neither SNAP nor any of its Subsidiaries nor any member of the Controlled group of which it is a member has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or could reasonably be expected to incur, any liability under (I) Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (II) Section 4971 of the Code that in either case could become a liability of the SNAP or any Subsidiary or NMC after the Closing Date. The assets of SNAP and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of the SNAP or any Subsidiary or any member of the Controlled Group of which it is a member to make timely installments or other payments required under Code Section 412.

          (vi) With respect to any SNAP Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of SNAP or its Subsidiaries, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

         (vii) Except as provided on Schedule 4.2(p), no SNAP Plan exists
                                     ---------------
that could result in the payment to any present or former employee of SNAP or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of SNAP or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

          (q) Absence of Certain Business Practices.  Neither SNAP, nor any
              -------------------------------------
officer, employee or agent of SNAP, nor any other Person acting on behalf of SNAP, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder SNAP (or assist SNAP in connection with any actual or proposed transaction) which (x) subjects any party or NMC or any of their respective Affiliates, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect or which might subject any party or NMC or any of their respective Affiliates to suit or penalty in any private or governmental litigation or proceeding.

          (r) Tax Matters.   Except as set forth on Schedule 4.2(r), (i) SNAP
              -----------                           ---------------
and its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by SNAP and its Subsidiaries prior to the Effective Time. All such Tax Returns are or will be true, complete and correct in all material respects. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of such Tax Returns and SNAP and its Subsidiaries has not requested any extension of time within which to file any material Tax Return, which return has not yet been filed. There is no pending claim by any Tax Authority of a jurisdiction where SNAP or any of its Subsidiaries have not filed Tax Returns that SNAP are any of its Subsidiaries are or may have been subject to taxation by that jurisdiction. All Taxes required to be withheld by SNAP or its Affiliates with respect to their activities, properties, employees or independent contractors have been withheld and paid over to the appropriate Tax Authority.

          (ii) SNAP and its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period beginning prior to the Effective Time. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against SNAP or its Subsidiaries. There are no liens for Taxes upon the assets of SNAP or its Subsidiaries, except for liens for current Taxes not yet due.

          (iii) SNAP and its Subsidiaries are not required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar applicable provision by reason of a voluntary change in accounting method initiated by SNAP or its Subsidiaries, and neither the Internal Revenue Service nor any taxing authority has proposed in writing any such adjustment or change in accounting method. SNAP and its Subsidiaries have not received a tax ruling or entered into a closing agreement with any taxing authority that would have a Material Adverse Effect on SNAP or its Subsidiaries.

          (iv) SNAP and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
Section 280G of the Code.

          (v) SNAP has been and currently is taxable as a partnership for federal income tax purposes and in all jurisdictions in which it is subject to Taxes or files Tax Returns. Each of SNAP's Subsidiaries has been and currently is (A) wholly owned by SNAP and (B) an entity disregarded from its owner pursuant to Section 301.7701-2 of the Treasury Regulations. Neither SNAP nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. SNAP and its Subsidiaries are not a party to any joint venture, partnership, or other agreement, contract, or arrangement (either in writing or verbally, formally or informally) which could be treated as partnership for federal income tax purposes.

          (vi) Neither SNAP nor any of its Subsidiaries has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country. SNAP and its Subsidiaries are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (vii) Neither SNAP nor any of its Subsidiaries is or has been bound by any tax sharing or tax allocation agreement, and it has no contractual obligation to indemnify any other person with respect to Taxes.

          (s)   Year 2000 Compliance.  SNAP has adopted and implemented a
                --------------------
commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not have a Material Adverse Effect and (y) that the impacts of such change on the venders and customers of SNAP will not have a Material Adverse Effect. In SNAP's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to Xenon 2 will be required in order to cause the information and business systems of SNAP to operate properly following the change of the year 1999 to the year 2000.
SNAP reasonably expects any material issues related to such change of the year will be resolved in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, SNAP shall continue to use commercially reasonable efforts to implement such plan.

          (t) Options.  Except for the SNAP 1998 LLC Option Plan, SNAP has never
              -------
adopted or maintained any option plan or other plan providing for equity compensation of any Person. As of May 9, 1999, SNAP has reserved 1,604,938 units for issuance pursuant to the SNAP 1998 LLC Option Plan ("SNAP Options"),
                                                               ------------
of which 1,432,970 have been issued as of May 9, 1999, all of which units remain subject to SNAP Options unexercised as of May 9, 1999. Except as set forth in Schedule 4.2(t), none of the SNAP Options will be accelerated in any
         ---------------
way by the transactions contemplated by this Agreement. SNAP has made available to NBC accurate and complete copies of all option plans pursuant to which SNAP has granted options and the applicable vesting schedule for each such option. All units subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.2(t), there are no commitments or agreements of any
                ---------------
character to which SNAP is bound obligating SNAP to accelerate the vesting of any SNAP Options as a result of this Agreement. Schedule 4.2(e) lists each
                                                 ---------------
outstanding SNAP Option and identifies with respect to each such SNAP Option; its exercise price; its grant date; its vesting schedule; and what portion of such SNAP Option remains outstanding as of May 9, 1999. NBC shall prepare and deliver to Xenon 2 and Xoom an updated version of Schedule 4.2(e) prior to
                                                  ---------------
the Effective Time as of a date no earlier than 5 days prior to the Effective Time.

      4.3 Representations and Warranties of Xoom and Xenon 2.  Xoom and Xenon 2
          --------------------------------------------------
represent and warrant to NBC and NMC as follows:

          (a) Due Organization, Power and Good Standing.  Xoom, Xenon 2 and each
              -----------------------------------------
of their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Xoom, Xenon 2 and each of their respective Subsidiaries party to an Implementing Agreement has all requisite power and authority to enter into this Agreement, the Xenon 2 Merger Agreement, the Voting Agreement, the Option Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. Xoom, Xenon 2 and each of their respective Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect.

          (b) Authorization and Validity of Agreement.  The execution, delivery
              ---------------------------------------
and performance by Xoom, Xenon 2 and each of their respective Subsidiaries of the Existing Merger Agreement, this Agreement, the Xenon 2 Merger Agreement, the Voting Agreement, the Option Agreement and the Implementing Agreements to which Xoom, Xenon 2 or their respective Subsidiaries is a party and the consummation by Xoom, Xenon 2 and each of their respective Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Xoom, Xenon 2 and each of their respective Subsidiaries, subject to obtaining, in the case of the Xenon 2 Merger Agreement, the Stockholder Approval (as defined therein), and, in the case of the Existing Merger Agreement and this Agreement, the affirmative vote of the holders of a majority of the outstanding shares of common stock of Xenon 2 (the "Xenon 2
                                                                    -------
Stockholder Approval"). The Board of Directors of Xoom, by
--------------------
resolutions duly adopted by unanimous vote with one abstention at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly determined that each of the Existing Merger Agreement and this Agreement is advisable for Xoom and its stockholders, approved each of the Existing Merger Agreement and this Agreement and the Merger and recommended that the stockholders of Xoom adopt the Xenon 2 Merger Agreement and approve the transactions contemplated thereby and vote in favor of Xoom, as sole stockholder of Xenon 2, adopting the NMC Agreement at the Xenon 2 Stockholder Meeting. Each of the Existing Merger Agreement, this Agreement, the Xenon 2 Merger Agreement, the Option Agreement and the Voting Agreement has been, and each of the other Implementing Agreements to which Xoom, Xenon 2 or any of their respective Subsidiaries is a party will on the Closing Date be, duly executed and delivered by Xoom, Xenon 2 and each of their respective Subsidiaries and constitutes or, in the case of the other Implementing Agreements, upon execution thereof will constitute, a valid and legally binding obligation of Xoom, Xenon 2 and each of their respective Subsidiaries, enforceable against each in accordance with their respective terms.

          (c) Governmental Approvals; Consents.  Except as described in Schedule
              --------------------------------                          --------
4.3(c), the execution, delivery and performance of this Agreement, the Xenon 2
------
Merger Agreement, the Voting Agreement, the Option Agreement and the Implementing Agreements by Xoom, Xenon 2 and each of their respective Subsidiaries and the consummation by such party of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other governing documents of Xoom, Xenon 2 or their respective Subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of Xoom, Xenon 2 or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any contract or license to which Xoom, Xenon 2 or any of their respective Subsidiaries is a party or by which it or its assets or property are bound; or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Xoom, Xenon 2 or any of their respective Subsidiaries; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses
(ii), (iii) and (iv) above which, individual ly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d) Certain Fees.  None of  Xoom, Xenon 2 or any of their respective
              ------------
Subsidiaries nor the officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby; except that Xoom has employed Bear, Stearns & Co., Inc. and Hambrecht & Quist, LLC whose fees and expenses will be paid in accordance with Section 10.5
                                                                   ------------
if the transactions contemplated by this Agreement are consummated and otherwise will be paid by Xoom. Xoom has provided NBC a copy of the engagement letter entered into with Hambrecht & Quist, LLC related to the transactions contemplated hereby.

          (e) Opinion of Financial Advisor.  Xoom has received the opinion of
              ----------------------------
each of Bear, Stearns & Co. Inc. and Hambrecht & Quist, LLC, in each case as of May 9, 1999, with respect to the fairness of the transactions contemplated by the Existing Merger Agreement from a financial point of view which fairness opinion shall remain in effect upon entering into this Agreement.

          (f) Capital Stock.  (i)  As of May 9, 1999 the authorized capital
              -------------
stock of Xoom consists of 40,000,000 shares of Xoom Stock and 5,000,000 shares of Xoom Preferred Stock, of which 17,162,056 shares of Xoom Stock and no shares of Xoom Preferred Stock have been issued and are outstanding as of May 9,1999. All outstanding shares of Xoom Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Xoom or any agreement to which Xoom is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Xoom Stock. All of the shares of capital stock of each of the Subsidiaries of Xoom are duly authorized and issued, fully paid and nonassessable and are owned by Xoom or another Subsidiary of Xoom free and clear of all Liens. Except for the capital stock of its Subsidiaries, Xoom does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

          (ii) As of May 9, 1999, the authorized capital stock of Xenon 2 consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares have been issued and are outstanding as of May 9, 1999. Prior to the Closing Date, Xenon 2's certificate of incorporation will be amended to provide for an authorized capital stock sufficient to permit Xenon 2 to issue all of the Class A Common Stock and Class B Common Stock to be issued by Xenon 2 pursuant to this Agreement and the Xenon 2 Merger Agreement. All capital stock issued by Xenon 2 pursuant to the Xenon 2 Merger Agreement and this Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Xenon 2 or any agreement to which Xenon 2 is a party or by which it is bound and issued in compliance with federal and state securities laws. All of the shares of capital stock of each of the Subsidiaries of Xenon 2 are duly authorized and issued, fully paid and nonassessable and are owned by Xenon 2 free and clear of all Liens. Except for the capital stock of its Subsidiaries, Xenon 2 does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

          (g) Stock Options.  Except for the Xoom 1998 Employee Stock Purchase
              -------------
Plan (the "Xoom ESPP"), the Xoom Option Plan pursuant to which the Xoom Plan
           ---------
Options were issued, and the Xoom Non-Plan Options (together with the Xoom Plan Options, the "Xoom Options"), none of Xoom, Xenon 2 or any of their respective
              ------------
Subsidiaries has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any person. As of May 9, 1999, Xoom has reserved 3,535,224 shares of Xoom Stock for issuance pursuant to the Xoom ESPP, Xoom Plan Options and Xoom Non-Plan Options, of which 3,336,157 have been issued as of May 9, 1999, of which 2,043,556 shares remain subject to Xoom Plan
Options unexercised as of May 9, 1999, and 981,212 shares remain subject to
Xoom Non-Plan Options unexercised as of May 9, 1999. Except pursuant to
Section 6.8 and as reflected on Schedule 4.3(g) none of the Xoom Options will be
-----------                     ---------------
accelerated in any way by the transactions contemplated by this Agreement.
Xoom, Xenon 2 and their respective Subsidiaries have made available to NMC accurate and complete copies of all stock option plans pursuant to which Xoom, Xenon 2 and their respective Subsidiaries have granted stock options that are currently outstanding, the form of all stock option agreements evidencing such options and the applicable vesting schedule for each such option. All shares of Xoom Stock and Class A Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.3(g) or as contemplated by
                                           ---------------
this Agreement, there are no commitments or agreements of any character to which Xoom, Xenon 2 or any of their respective Subsidiaries are bound obligating Xoom, Xenon 2 or any of their respective Subsidiaries to accelerate the vesting of any Xoom Option as a result of this Agreement. Schedule 4.3(g) lists each
                                           --------------
outstanding Xoom Option and identifies with respect to each such Xoom Option whether it is a Xoom Plan Option or a Xoom Non-Plan Option; its exercise price; its grant date; its vesting schedule; and what portion of such Xoom Option remains outstanding as of May 9, 1999. Xoom, Xenon 2 and their respective Subsidiaries shall prepare and deliver to NMC an updated version of Schedule
                                                                    --------
4.3(g) prior to the Effective Time as of a date no earlier than 5 days prior to
------
the Effective Time.

          (h) Obligations With Respect to Capital Stock.  Except as set forth in
              -----------------------------------------
Section 4.3(f) and Section 4.3(g) and on Schedule 4.3(h), there are no equity
--------------     --------------        ---------------
securities, partnership interests or similar ownership interests of any class of any equity security of Xoom, Xenon 2 or any of their respective Subsidiaries, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 4.3(h) or
                                                             ---------------
as set forth in Section 4.3(g) hereof, there are no subscriptions, options,
                --------------
warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Xoom, Xenon 2 or any of their respective Subsidiaries is a party or by which Xoom, Xenon 2 or any of their respective Subsidiaries is bound obligating Xoom, Xenon 2 or any of their respective Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Xoom, Xenon 2 or any of their respective Subsidiaries or obligating Xoom, Xenon 2 or any of their respective Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, stockholder rights plan, antitakeover plan or other agreement or understanding to which Xoom, Xenon 2 or any of their respective Subsidiaries is a party or by which they are bound with respect to any equity security, partnership interest or similar ownership interest of any class of any equity security of Xoom, Xenon 2 or any of their respective Subsidiaries.

          (i) SEC Filings, Financial Information, Liabilities.  Xoom has filed
              -----------------------------------------------
and made publicly available a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed with the SEC since December 9, 1998 (the "SEC Documents"). As of their respective
                                     -------------
dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Xoom included in the SEC Documents comply as to form in all material respect with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of Xoom and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash for the periods then ended. Except as set forth in the SEC Documents (including any item accounted for in the financial statements contained in the SEC Documents or set forth in the notes thereto) as of December 31, 1998, neither Xoom nor any of its Subsidiaries had, and since such date neither Xoom or any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Xoom (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement). In addition, since December 31, 1998, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to Xoom Stock or any material change in accounting methods or practices by Xoom or any of its Subsidiaries.

          (j) Absence of Certain Changes or Events.  Except as disclosed on
              ------------------------------------
Schedule 4.3(j) since December 31, 1998, Xoom, Xenon 2 and each of their
---------------
respective Subsidiaries have conducted their businesses in all material respects only in the ordinary course, consistent with past practice and there has not been prior to May 9, 1999, (x) any material adverse change in the assets, liabilities, business, results of operations or financial condition of Xoom, Xenon 2, or any of their respective Subsidiaries or (y) except in the ordinary course of business consistent with past practice and except for such matters that would not reasonably be expected to have a Material Adverse Effect, any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material asset of Xoom, Xenon 2 and any of their respective Subsidiaries, taken as a whole. In addition, except as disclosed on Schedule 4.3(j), from December 31,
                                           ---------------
1998 to May 9, 1999, none of Xoom, Xenon 2 or any of their respective Subsidiaries has (A) acquired or disposed of any material assets or entered into any agreement or other arrangement for any such acquisition or disposition or
(B) relinquished, forgiven or canceled any material debts or claims.

          (k) Properties, Contracts, Permits and Other Data.  Except as
              ---------------------------------------------
specified in Schedule 4.3(k) hereto, all rights, licenses, leases,
             ---------------
registrations, applications, contracts, commitments and other agreements of Xoom, Xenon 2 and their respective Subsidiaries are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. None of Xoom, Xenon 2 or any of their respective Subsidiaries is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, the enforcement of which would have, either individually or in the aggregate, a Material Adverse Effect. Xoom has provided to NBC complete and accurate copies of its current annual budget and operating plan (the "Xoom
                                                                      ----
Budget").
------

          (l)  Legal Proceedings.  Except as described in Schedule 4.3(l), there
               -----------------                          ---------------
is no litigation, proceeding or governmental investigation to which Xoom, Xenon 2 or their respective Subsidiaries is a party pending or, to the best Knowledge of Xoom, Xenon 2 and their respective Subsidiaries, threatened against Xoom, Xenon 2 or any of their respective Subsidiaries which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. None of Xoom, Xenon 2, or any of their respective Subsidiaries is a party to, nor are any of their respective assets subject to, any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (m) Labor Controversies.  Except as set forth on Schedule 4.3(m), (i)
              -------------------                          ---------------
there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the best Knowledge of such party, threatened with respect to the current or former employees of Xoom, Xenon 2 and their respective Subsidiaries, (ii) none of Xoom, Xenon 2 or any of their respective Subsidiaries is a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to such party's Knowledge, any other agreement, formal or informal with any labor union or organization, nor are any of Xoom's, Xoom 2's or any of their respective Subsidiaries' employees represented by any labor union or organization nor have there been any labor union organizing activities at any Xoom, Xenon 2 or any of their respective Subsidiaries' facilities within the last three years and (iii) none of Xoom, Xenon 2 or any of their respective Subsidiaries has closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years nor has Xoom, Xenon 2 or any of their respective Subsidiaries planned or announced any such action or program for the future.

          (n) Intellectual Property.  Xoom, Xenon 2 and their respective
              ---------------------
Subsidiaries own or are licensed or otherwise have the right to use, all Intellectual Property currently used by Xoom, Xenon 2 and each of their respective Subsidiaries (the "Xoom Intellectual Property"), except as would not,
                              --------------------------
individually or in the aggregate, have a Material Adverse Effect. None of Xoom, Xenon 2 or any of their respective Subsidiaries has infringed upon or is in conflict with the Intellectual Property of any third party nor has Xoom, Xenon 2 or any of their respective Subsidiaries received any written notice of any claim that Xoom, Xenon 2 or any of their respective Subsidiaries has infringed upon or is in conflict with any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.3(n), none of the rights of Xoom, Xenon 2 or
                       ---------------
their respective Subsidiaries to the Xoom Intellectual Property will be impaired in any way by the transactions provided for herein, and all of the rights of Xoom, Xenon 2 and their respective Subsidiaries to the Xoom Intellectual Property will be fully enforceable by Xenon 2 after the Closing Date to the same extent as such rights would have been enforceable by Xoom, Xenon 2 and their respective Subsidiaries before the Closing, without the consent or agreement of any other party other than any consents and agreements the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect. There have been no claims (whether private or governmental) against Xoom, Xenon 2 or their respective Subsidiaries asserting the invalidity or unenforceability of its ownership, license or other right to use to any of the registered Xoom Intellectual Property.

          (o) Government Licenses, Permits, Etc.  Except as set forth on
              ---------------------------------
Schedule 4.3(o), Xoom, Xenon 2 and their respective Subsidiaries have all
---------------
licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of its Business as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) Conduct of Business in Compliance with Regulatory and Contractual
              -----------------------------------------------------------------
Requirements.  Xoom, Xenon 2 and their respective Subsidiaries have complied
------------
with all applicable laws, ordinances, regulations or orders or other requirements of any Governmental Authority, including, without limitation, all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

          (q) Employee Benefit Matters.  (i)  Schedule 4.3(q)(i) contains a true
              ------------------------        ------------------
and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA

(including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Xoom, Xenon 2 or their respective Subsidiaries has any present or future right to benefits and under which Xoom, Xenon 2 or their respective Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Xoom Plans".
                                 ----------

          (ii) With respect to each Xoom Plan, Xoom, Xenon 2 and their respective Subsidiaries have made available to NBC a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by Xoom, Xenon 2 or their respective Subsidiaries to their employees concerning the extent of the benefits provided under a Xoom Plan; and (D) for the most recent two years (I) the Form 5500 and attached schedules and (II) audited financial statements.

          (iii)  (A) Except as set forth on Schedule 4.3(q)(iii), each Xoom Plan
                                           --------------------
has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Xoom Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification (or established using a prototype plan form which has received such a letter), and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each Xoom Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (D) no nonexempt "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) with respect to Xoom Plans; and (E) no Xoom Plan provides retiree welfare benefits and none of Xoom, Xenon 2 or any of their respective Subsidiaries have any obligations to provide any retiree welfare benefits except as provided under Section 4980B of the Code.

          (iv) No Xoom Plan is subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), no Xoom Plan is a multiple employer plan; and no Xoom Plan is subject to the minimum funding requirements of ERISA Section 302 or Code Section 412.

          (v) None of Xoom, Xenon 2 or any of their respective Subsidiaries nor any Member of the Controlled Group of which it is a member has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or could reasonably be expected to incur, any liability under (I) Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(II) Section 4971 of the Code that in either case could become a liability of Xenon 2, Xoom or NMC or any of their respective Subsidiaries after the Closing Date. The assets of Xoom, Xenon 2 and all of their respective Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of any Subsidiary or any Member of the Controlled Group of which it is a member to make timely installments or other payments required under Code
Section 412.

          (vi) With respect to any Xoom Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Xoom, Xenon 2 or their respective Subsidiaries, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

          (vii)  Except as provided on Schedule 4.3(q)(vii), no Xoom Plan
                                       --------------------
exists that could result in the payment to any present or former employee of Xoom, Xenon 2 or their respective Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Xoom, Xenon 2 or their respective Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

          (r) Absence of Certain Business Practices.  None of Xoom, Xenon 2 or
              -------------------------------------
any of their respective Subsidiaries, nor any officer, employee or agent thereof, nor any other Person acting on behalf of such Persons, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder Xoom, Xenon 2 or their respective Subsidiaries (or assist Xoom, Xenon 2 or their respective Subsidiaries in connection with any actual or proposed transaction) which (x) subjects any party or Xenon 2 or any of their respective Subsidiaries, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect or which might subject any party or Xenon 2 or any of their respective Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

          (s) Tax Matters.  Except as set forth on Schedule 4.3(s), (i)  Xoom,
              -----------                          ---------------
Xenon 2 and each of their respective Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to the Effective Time. All such Tax Returns are or will be true, complete and correct in all material respects. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of such Tax Returns and none of Xoom, Xenon 2 nor any of their respective Subsidiaries has requested any extension of time within which to file any material Tax Return, which return has not yet been filed. There is no pending claim by any Tax Authority of a jurisdiction where Xoom, Xenon 2 or any of their respective Subsidiaries has not filed Tax Returns that Xoom, Xenon 2 or such Subsidiary is or may have been subject to taxation by that jurisdiction. All Taxes required to be withheld by Xoom, Xenon 2 or their respective Affiliates with respect to their activities, properties, employees or independent contractors have been withheld and paid over to the appropriate Tax Authority.

          (ii) Xoom, Xenon 2 and each of their respective Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period beginning prior to the Effective Time. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Xoom, Xenon 2 or any of their respective Subsidiaries. There are no liens for Taxes upon the assets of Xoom, Xenon 2 or any of their respective Subsidiaries, except for liens for current Taxes not yet due.

          (iii) None of Xoom, Xenon 2 or any of their respective Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar applicable provision by reason of a voluntary change in accounting method initiated by Xoom, Xenon 2 or any of their respective Subsidiaries, and neither the Internal Revenue Service nor any taxing authority has proposed in writing any such adjustment or change in accounting method. None of Xoom, Xenon 2 or any of their respective Subsidiaries has received a tax ruling or entered into a closing agreement with any taxing authority that would have a continuing Material Adverse Effect upon Xoom, Xenon 2 or any of their respective Subsidiaries.

          (iv) None of Xoom, Xenon 2 or any of their respective Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to Section 280G of the Code.

          (v) None of Xoom, Xenon 2 or any of their respective Subsidiaries has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country. Xoom, Xenon 2 and their respective Affiliates are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (vi) Neither Xoom nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Xoom and its Subsidiaries are not a party to any joint venture, partnership, or other agreement, contract, or arrangement (either in writing or verbally, formally or informally) which could be treated as partnership for federal income tax purposes.

          (vii) Neither Xoom nor any of its Subsidiaries is or has been bound by any tax sharing or tax allocation agreement, and it has no contractual obligation to indemnify any other person with respect to Taxes.

          (t)    Section 203. The Boards of Directors of Xoom, Xenon 2 and each
                 -----------
of their respective Subsidiaries has taken appropriate action so that the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such Section 203) will not, prior to the termination of this Agreement pursuant to Article IX hereof, apply to NBC or NMC or any of their Affiliates with
   ----------
respect to this Agreement, the Xenon 2 Merger Agreement, the Option Agreement, the Voting Agreement, any of the Implementing Agreements or any of the transactions contemplated hereby or thereby.

          (u) Year 2000 Compliance.   Except as set forth on Schedule 4.3(v),
              --------------------                           ---------------
Xoom, Xenon 2 and each of their respective Subsidiaries has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not have a Material Adverse Effect and (y) that the impacts of such change on the venders and customers of Xoom, Xenon 2 and each of their respective Subsidiaries will not have a Material Adverse Effect. In the reasonable best estimate of Xoom, Xenon 2 and each of their respective Subsidiaries, no expenditures materially in excess of currently budgeted items previously disclosed to Xenon 2 will be required in order to cause the information and business systems of Xoom, Xenon 2 and each of their respective Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Xoom, Xenon 2 and each of their respective Subsidiaries reasonably expects any material issues related to such change of the year will be resolved in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between May 9, 1999 and the Effective Time, Xoom, Xenon 2 and each of their respective Subsidiaries shall continue to use commercially reasonable efforts to implement such plan.

          (v) No Business Activities.  Neither Xenon 2 nor Xenon 3 has conducted
              ----------------------
any activities other than in connection with their organization, the negotiation and execution of this Agreement and the NMC Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

      4.4 Representations and Warranties with respect to GE Investments Sub. GE
          -----------------------------------------------------------------
Investments Sub represents and warrants to Xoom and Xenon 2 as follows:

     (a) Due Organization, Power and Good Standing.  GE Investments Sub is duly
         -----------------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. GE Investments Sub has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. GE Investments Sub is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect.

     (b) Authorization and Validity of Agreement.  The execution, delivery and
         ---------------------------------------
performance by GE Investments Sub of this Agreement and the consummation by GE Investments Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GE Investments Sub. This Agreement has been duly executed and delivered by GE Investments Sub and constitutes a valid and legally binding obligation of GE Investments Sub, enforceable against GE Investments Sub in accordance with its terms.

     (c) Governmental Approvals; Consents.  Except as described in Schedule
         --------------------------------                          --------
4.1(c), the execution, delivery and performance of this Agreement and the
------
consummation by GE Investments Sub of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other governing documents of GE Investments Sub;
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of GE Investments Sub under, any of the terms, conditions or provisions of any contract or license to which GE Investments Sub is a party or by which it or its assets or property are bound; or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to GE Investments Sub; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      4.5 Survival of Representations and Warranties.  None of the
          ------------------------------------------
representations and warranties given by the parties in Article IV and in the
                                                       ----------
certificates delivered pursuant to Article VII shall survive the Closing other
                                   -----------
than the representations and warranties set forth in Section 4.1(c)(iii) and
                                                     -------------------
Section 4.1(v).
--------------

      4.6 No Other Representation or and Warranties.  Except for the
          -----------------------------------------
representations and warranties set forth in this Article IV, the parties hereto
                                                 ----------
make no other representations or warranties, express or implied.


                                  ARTICLE V

                  CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME
                  -------------------------------------------


      5.1      Conduct of the Business of Xoom Pending the Closing.  Xoom agrees
               ----------------------------------------------------
that except with the prior written consent of NBC and except as may be expressly permitted by this Agreement or as set forth on Schedule 5.1, prior to the
                                               ------------
Closing, it shall, and shall cause, its Subsidiaries to operate their businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships (consistent with past practice) and maintain all rights, privileges and franchises in the normal conduct of Xoom's businesses. Without limitation of the foregoing, from May 9, 1999 until the Effective Time, except as expressly permitted by this Agreement or as set forth on Schedule 5.1, Xoom shall not:
                                               ------------

          (a)   amend its certificate of incorporation or bylaws;

          (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or declare or pay any dividend with respect to, any shares of capital stock of Xoom or any class of securities convertible into, or rights, warrants or options to acquire, any such shares of other convertible securities other than (i) issuances of Xoom Stock pursuant to Xoom Options outstanding on May 9, 1999, the Option Agreement or the obligations to issue Xoom Stock set forth on Schedule 4.3(h) and (ii) (x) Xoom Options with an
                        ---------------
exercise price of not less than the fair market value on the date of grant and vesting over not less than 2 years to be issued to employees currently holding Xoom Plan Options exercisable in the aggregate for not more than that number of shares of Xoom Plan Stock that equals 15% of the shares of Xoom stock for which Xoom Plan Options will remain unvested and nonexercisable after giving effect to the acceleration of vesting described in Section 6.8; and (y) Xoom Options with
                                         -----------
an exercise price of not less than 85% of the fair market value on the date of grant, and vesting over not less than 3 years, to be issued to employees currently holding Xoom Non-Plan Options exercisable in the aggregate for not more than the lesser of (i) that number of shares of Xoom that equals two times the number of shares of Xoom for which Xoom Non-Plan Options will remain unvested and nonexercisable and terminate after giving effect to the acceleration of vesting described in Section 6.8 or (ii) 150,000 shares of Xoom.
                                     -----------

          (c) adopt any stockholders rights plan or take any other action which would restrict or impede the ability of NBC or its Subsidiaries to acquire any shares of Xoom Stock to the extent permitted by the terms hereof;

          (d) acquire any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or acquire any minority investment in any Person, except for any acquisitions for consideration not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such acquisitions.

          (e) dispose of any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or dispose of any minority investment in any Person, except for any dispositions having a fair market value not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such dispositions;

          (f) except as otherwise permitted by this Section 5.1, make any
                                                    -----------
expenditures other than in the ordinary course of business and in any event not in excess of the aggregate budgeted expenditures provided in the Xoom Budget;

          (g)   except as otherwise permitted by Section 5.1(d),enter into any
                                                 --------------
transaction involving a cash expenditure other than in the ordinary course of business consistent with past practice;

          (h)   except as otherwise permitted by this Section 5.1, enter into
                                                      -----------
any transaction involving the incurrence of indebtedness other than in the ordinary course of business consistent with past practice;

          (i) enter into any transaction involving the merger, consolidation or sale of all or substantially all of the assets of Xoom;

          (j) file any voluntary petition for bankruptcy or receivership of Xoom or fail to oppose any other person's petition for bankruptcy or action to appoint a receiver of Xoom;

          (k) except as required by applicable law, as contemplated in this Agreement or the Xenon 2 Merger Agreement or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on May 9, 1999, (A) increase the compensation or fringe benefits of any present or former director, officer or employee of Xoom or its Subsidiaries, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (B) except in the ordinary course of business grant any severance or termination pay to any present or former director, officer or employee of Xoom or its Subsidiaries or (C) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former director, officer or employee of Xoom or its Subsidiaries;

          (l) allow any payables or other obligations to become delinquent, except where the amount or validity of such payables or obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been recorded, or change or modify the usual, regular and ordinary manner of collecting receivables from past practice;

          (m) except with respect to transactions permitted by Section 5.1(d)
                                                               --------------
and Section 5.1(e), enter into any contract, agreement, joint venture or other
    --------------
commitment that is not terminable in Xoom's sole discretion on or prior to one year from May 9, 1999 without payment of any termination fee or penalty;

          (n) settle any claim, action or proceeding involving money damages in excess of $50,000 in the aggregate or that could result in any injunction or prohibition on any part of the business of Xoom;

          (o) amend, supplement or otherwise modify the Xenon 2 Merger Agreement or terminate the Xenon 2 Merger Agreement other than in accordance with Section 9.1(f) thereof; or

          (p) authorize any of, or commit or agree to take any of, the foregoing actions.

      5.2 Conduct of the Business of SNAP Pending the Closing.  NBC agrees
          ---------------------------------------------------
that except with the prior written consent of Xoom, and except as may be expressly permitted or contemplated by this Agreement or as set forth on
Schedule 5.2, prior to the Closing Date, NBC shall use reasonable efforts to
------------
cause each of SNAP and its Subsidiary to be operated only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of SNAP's businesses. Without limiting the generality of the foregoing, from May 9, 1999 until the Closing, except as expressly permitted or contemplated by this Agreement or as set forth on Schedule 5.2, NBC shall use reasonable efforts not
                             ------------
to permit SNAP to:

          (a)   amend the SNAP LLC Agreement;

          (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or make any distribution with respect to, any equity interests of SNAP or any class of securities convertible into, or rights, warrants or options to acquire, any such equity interests or other convertible securities other than (i) pursuant to employee options outstanding on May 9, 1999 or (ii) SNAP Options with an exercise price of not less than the fair market value on the date of grant to be issued to employees exercisable in the aggregate for not more than 195,132 units of SNAP;

          (c) acquire any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or acquire any minority investment in any Person, except for any acquisitions for consideration not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such acquisitions;

          (d) dispose of any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or dispose of any minority investment in any Person, except for any dispositions having a fair market value not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such dispositions;

          (e) except as otherwise permitted by this Section 5.2, make any
                                                    -----------
expenditures other than in the ordinary course of business and in any event not in excess of the aggregate budgeted expenditures provided in the SNAP Budget;

          (f) except as otherwise permitted by Section 5.2(c), enter into any
                                               --------------
transaction involving a cash expenditure by SNAP other than in the ordinary course of business consistent with past practice;

          (g) except as otherwise permitted by this Section 5.2, enter into any
                                                    -----------
transaction involving the incurrence of indebtedness by SNAP other than in the ordinary course of business consistent with past practice;

          (h) file any voluntary petition for bankruptcy or receivership of SNAP or fail to oppose any other person's petition for bankruptcy or action to appoint a receiver of SNAP;

          (i) except with respect to transactions permitted by Section 5.2 (c)
                                                               ---------------
and Section 5.2(d), enter into any contract, agreement, joint venture or other
    --------------
commitment that is not terminable in SNAP's sole discretion on or prior to one year from May 9, 1999 without payment of any termination fee or penalty;

          (j) except as required by applicable law, as contemplated in this Agreement or the Xenon 2 Merger Agreement or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on May 9, 1999, (A) increase the compensation or fringe benefits of any employee of SNAP, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (B) except in the ordinary course of business grant any severance or termination pay to any employee of SNAP, (C) hire, except in the ordinary course of business, any new employees or consultants, or (D) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee of SNAP;

          (k) allow any payables or other obligations to become delinquent, except where the amount or validity of such payables or obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been recorded, or change or modify the usual, regular and ordinary manner of collecting receivables from past practice;

          (l) except as otherwise permitted by Section 5.2(d), dispose of or
                                               --------------
abandon outside the ordinary course of business any assets of SNAP that are material, individually or in the aggregate, to SNAP and not transfer any rights of material value of SNAP;

          (m) permit or allow any of the material assets of SNAP to become subject to any Liens, except for Permitted Liens or waive any material claims or rights of SNAP;

          (n) except as otherwise permitted by Section 5.2(c), acquire or agree
                                               --------------
to acquire outside the ordinary course of business any assets that are material, individually or in the aggregate, to SNAP;

          (o) enter into any transaction involving the merger, consolidation or sale of all or substantially all of the assets of SNAP;

          (p) settle any claim, action or proceeding involving money damages in excess of $50,000 in the aggregate or that could result in any injunction or prohibition on any part of the business of SNAP; or

          (q) authorize any of, or commit or agree to take any of, the foregoing actions.

      5.3 Conduct of the NBC Multimedia Businesses Pending the Closing.  NBC
          -------------------------------------------------------------
agrees that except with the prior written consent of Xoom and except as may be expressly permitted or contemplated by this Agreement or as set forth on Schedule 5.2, prior to the
                                                  ------------
Closing Date, it shall, and shall cause its Subsidiaries to, operate the NBC Multimedia Businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve the NBC Multimedia Businesses' present business organization intact, keep available the services of the NBC Multimedia Businesses' present employees, preserve their present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the NBC Multimedia Businesses. NBC shall not cause or permit NMC to conduct any business or take other actions other than for the purposes of effectuating the transactions contemplated hereby. Without limiting the generality of the foregoing, from May 9, 1999 until the Closing, except as expressly permitted or contemplated by this Agreement or as set forth on
Schedule 5.2, NBC shall not:
------------

          (a) except as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on May 9, 1999 or as contemplated by this Agreement, (A) increase the compensation or fringe benefits of any Transferred Employee (including, for all purposes in this section, persons eligible to become Transferred Employees upon occurrence of future events such as the acceptance of offers of employment), except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (B) except in the ordinary course of business grant any severance or termination pay to any Transferred Employee or (C) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Transferred Employee;
          (b) transfer, dispose of or abandon any of the material NBC Multimedia Assets or Videoseeker Assets, other than in the ordinary course of business, consistent with past practice;

          (c) permit or allow any of the NBC Multimedia Assets or Videoseeker Assets to become subject to any Liens, except for Permitted Liens or waive any material claims or rights relating to the NBC Multimedia Assets or Videoseeker Assets;

          (d) transfer any rights of material value included in the NBC Multimedia Assets or Videoseeker Assets;

          (e) authorize any of, or commit or agree to take any of, the foregoing actions.

      5.4 Access to Information.    From May 9, 1999 to the Closing Date,
          ---------------------
each of Xoom and NBC and their respective Subsidiaries shall afford the officers, employees, auditors and other agents of NBC and Xoom reasonable access during normal business hours to the officers, employees, properties, offices, plants and other facilities of (i) SNAP and the NBC Multimedia Businesses, in the case of NBC and (ii) Xoom and its Subsidiaries, in the case of Xoom and Xenon 2, and to the contracts, commitments, books, records and Tax Returns relating thereto, and shall furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as NBC or Xoom, as applicable, through their respective officers, employees or agents may from time to time reasonably request. All such information, as well as any information provided prior to the date hereof, shall be used only for the purposes of the transactions contemplated hereby and, unless required by subpoena or otherwise required by law, the parties agree not to disclose to any third party (other than their respective professional advisors) any portion of the information so provided which constitutes confidential information (i.e., information that is not otherwise publicly available). The confidential information shall not, without the other parties' prior written consent, be disclosed to third parties. The parties will disclose the information internally only to persons who require knowledge thereof for the purposes of the transactions contemplated hereby.

      5.5 No Solicitation.  (a) From and after May 9, 1999 until the
          ---------------
earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Xoom shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Xoom or any of its Subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate, encourage or knowingly facilitate any Material Transaction Proposal (as defined below) or the submission of a Material Transaction Proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, a Material Transaction Proposal; provided that, prior to obtaining the affirmative vote of the holders
          --------
of a majority of the outstanding shares of common stock of Xoom to adopt the Xenon 2 Merger Agreement (the "Xoom Stockholder Approval" and, together with the
                               -------------------------
Xenon 2 Stockholder Approval, the "Stockholder Approvals"), in response to an
                                   ---------------------
unsolicited bona fide Takeover Proposal, Xoom may, to the extent that the Board
            ---- ----
of Directors of Xoom determines in good faith based on the advice of outside legal counsel that such action is required to comply with their fiduciary duties under applicable law, (A) furnish information with respect to Xoom and its Subsidiaries to the person making such Takeover Proposal and its representatives and discuss such information with such person and its representatives and (B) participate in negotiations regarding such Takeover Proposal. Xoom will promptly notify NBC of receipt of any request for information or any Material Transaction Proposal, the material terms and conditions of such request or Material Transaction Proposal and the identity of the person making any such request or Material Transaction Proposal, and will keep NBC fully informed on a current basis of the status and details of any such request or Material Transaction Proposal, provided that, prior to providing any information to any
                      --------
Person or participating in negotiations with any Person, Xoom shall have received an executed confidentiality agreement. Xoom will immediately cease and cause to be terminated any existing activities, discussions and negotiations conducted heretofore with respect to any Material Transaction Proposal.

          (b) From and after May 9, 1999 until the earlier of the Effective
Time or the termination of this Agreement in accordance with its terms, the Board of Directors of Xoom shall not (i) approve or recommend or propose publicly to approve or recommend any Material Transaction Proposal, (ii) cause or agree to cause Xoom or any of its Subsidiaries to enter into any agreement (including, without limitation, any letter of intent or agreement in principle) related to a Material Transaction Proposal or (iii) prior to the Xoom Stockholder Approval, withdraw or modify, in a manner adverse to NBC, the approval or recommendation of the Board of Directors of Xoom for the adoption of the Xenon 2 Merger Agreement or vote in favor of Xoom, as sole stockholder of Xenon 2, adopting the NMC Merger Agreement at the Xenon 2 Stockholder Meeting. Notwithstanding the foregoing, if the Board of Directors of Xoom receives a Takeover Proposal without having violated
Section 5.5(a) hereof, the Board of Directors of Xoom may, prior to obtaining
--------------
the Xoom Stockholder Approval, to the extent it determines in good faith based on the advice of outside legal counsel that such action is required to comply with their fiduciary duties under applicable law, take any action specified in clauses (i), (ii) or (iii) above with respect to such Takeover Proposal, but in each case only (x) at a time that is at least five (5) business days after receipt by NBC of written notice from Xoom advising NBC that the Board of Directors of Xoom has resolved to take such action and (y) if Xoom simultaneously therewith terminates this Agreement pursuant to Section 9.1(g)
                                                               --------------
hereof. Nothing contained in this Agreement shall prohibit Xoom or its board of directors from complying with Rules 14D-9 and 14e-2 under the Exchange Act with respect to any Takeover Proposal.

          (c)   As used herein, "Material Transaction Proposal" means any
                                 -----------------------------
inquiry, proposal or offer from any Person relating to (i) the direct or indirect acquisition or purchase of 20% or more of the assets (based on the fair market value thereof) of Xoom and its Subsidiaries, taken as a whole, or of 20% or more of any class of equity securities of Xoom or any of its Subsidiaries or any tender offer or exchange offer (including by Xoom or its Subsidiaries) that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Xoom or any of its Subsidiaries, or (ii) any merger, consolidation, business combination, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Xoom or any of its Subsidiaries other than the Transactions contemplated by this Agreement; provided, however, that in no event shall any
                                --------  -------
merger, consolidation, sale or similar transaction involving only Xoom and one or more of its wholly-owned subsidiaries or involving only any two or more of such wholly-owned subsidiaries be deemed to be a Material Transaction Proposal if such transaction is not entered into in violation of the terms of this Agreement.. As used herein, "Takeover Proposal" means any inquiry, proposal or
                              -----------------
offer from any Person relating to (A) any of the matters set forth in clause (i) of the definition of Material Transaction Proposal but replacing "20%" with "50%" each place "20%" is used in such definition, (B) a sale of all or substantially all of the assets of Xoom and its Subsidiaries or (C) a merger or consolidation of Xoom as a result of which the stockholders of Xoom immediately prior to such transaction would not beneficially own immediately after such transaction 50% or more of the resulting or surviving entity (or the parent thereof).

          (d) The parties acknowledge that there may be no adequate remedy at law for a breach of Section 5.5 and that money damages may not be an adequate
                    -----------
remedy for breach of such Section. Therefore, the parties agree that NBC and Xoom each shall have the right, in addition to any other rights it may have, to injunctive relief and specific performance in the event of any breach of this
Section 5.5.  The remedy set forth in the preceding two sentences is cumulative
-----------
and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

      5.6 Non-Solicitation of Employees.  The parties hereto agree that
          -----------------------------
beginning on May 9, 1999 and continuing until one year after the Effective Time, no party shall, directly or indirectly, solicit for employment any person who is now employed by any of the other parties in an executive position, technical position or is otherwise considered a key employee; provided, however, that a party shall not be
                           --------  -------
precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by such party, (ii) responds to any general public advertisement placed by such party or (iii) has been terminated by the other party prior to commencement of employment discussions between such party and the employee.

      5.7 Amendments to Schedules.  If no later than five business days prior to
          -----------------------
the Closing Date, Xoom, Xenon 2, NBC, SNAP or GE Investments Sub becomes aware of any fact or circumstance (whether or not it existed prior May 9, 1999 which would make any representation, warranty, covenant or agreement of such party untrue, then such party shall be permitted to amend any Schedule to this Agreement so as to identify such fact or circumstance to the extent necessary to make such representation, warranty, covenant or agreement true and correct; provided that if any such amendment, individually or in the aggregate with all
--------
such other amendments, discloses facts and circumstances that constitute a Material Adverse Effect, then notwithstanding anything to the contrary in this Agreement, the other party (which shall be Xoom in the case of amendments by NBC, SNAP or GE Investments Sub and shall be NBC in the case of amendments by Xoom or Xenon 2) shall have the right to terminate this Agreement. Notwithstanding the foregoing, any change to a Schedule that refers solely to an item previously disclosed in the SEC Documents shall not be deemed to have a Material Adverse Effect on Xenon if such reference is to a specific section of a specific SEC Document.


                                  ARTICLE VI

                                OTHER AGREEMENTS
                                ----------------

      6.1  Registration Statement; Preparation of Proxy Statement.  (a)  As
           ------------------------------------------------------
soon as practicable after the execution of this Agreement, Xoom shall prepare and cause to be filed with the SEC preliminary proxy materials (the "Proxy
                                                                     -----
Statement") for the solicitation of approval by the stockholders of Xoom of the
---------
Xenon 2 Merger Agreement and of Xoom, in its capacity as sole stockholder of Xenon 2, approving this Agreement, the Merger and the other transactions contemplated hereby and the other Implementing Agreements as may reasonably require approval of Xenon 2's stockholders. Xoom shall cause Xenon 2 to include the Proxy Statement as part of the prospectus to be included in the registration statement on Form S-4 (the "Form S-4") that Xenon 2 is preparing and filing with
                            --------
respect to the shares of Class A Common Stock issuable pursuant to the transactions contemplated by the Xenon 2 Merger Agreement. Each of Xenon 2 and Xoom shall cause the Form S-4 and the Proxy Statement related thereto to comply with applicable law and the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have such registration statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC and Xoom shall use its best efforts to cause the proxy statement to be mailed to Xoom's stockholders as promptly as practicable after the registration statement is declared effective under the Securities Act. Each of the parties hereto shall promptly furnish to the other party all information concerning itself, its stockholders and its Affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 6.1. If any event
                                                -----------
relating to any party occurs, or if any party becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 or the Proxy Statement, then such party shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of Xoom. The Proxy Statement shall include the recommendation of the Board of Directors of Xoom in favor of the adoption of this Agreement and the Xenon 2 Merger Agreement and the approval of the transactions contemplated hereby and thereby.

          (b) Prior to the Effective Time, Xoom shall cause Xenon 2 to use reasonable efforts to obtain all regulatory approvals needed to ensure that the Class A Common Stock to be issued in connection with the transactions contemplated the Xenon 2 Merger Agreement (i) will be registered or qualified under the "blue sky" laws of every jurisdiction of the United States in which any registered holder of the outstanding Xoom common stock who is receiving registered shares of Class A Common Stock has an address of record or be exempt from such registration; and (ii will be approved for quotation at the Effective Time on Nasdaq.

          (c) Each of Xoom, Xenon 2 and NBC agrees with respect to the information to be supplied by such party that: (i) none of the information to be supplied by such party or its Affiliates for inclusion in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (ii none of the information to be supplied by such party or its Affiliates for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of Xoom or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii as to matters respecting such party, the Proxy Statement and the Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder.

      6.2 Stockholder Meeting.  Xoom shall promptly after May 9, 1999 take
          -------------------
all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to duly call, hold and convene a meeting of Xoom's stockholders (the "Xoom Stockholder Meeting") and a meeting of Xoom 2's
                   ------------------------
stockholder (the "Xenon 2 Stockholder Meeting).  Except as required by the SEC
                  ----------------------------
or applicable court order, Xoom shall not postpone or adjourn (other than for the absence of a quorum) the Xoom Stockholder Meeting or the Xenon 2 Stockholder Meeting without the consent of NBC. Notwithstanding anything in this Agreement to the contrary, Xenon 2 shall, and Xoom shall cause Xenon 2, to duly call, hold and convene the Xenon 2 Stockholder Meeting immediately after Xoom Stockholders Meeting, and Xoom, in its capacity as sole stockholder of Xenon 2, shall vote with respect to the adoption of this Agreement at the Xenon 2 Stockholder Meeting as instructed by the votes of at least a majority of the Xoom Stockholders at the Xoom Stockholder Meeting. Each of Xenon 2 and Xoom shall not authorize or permit (i) the Xenon 2 Stockholder Meeting to occur at or after the effectiveness of the merger contemplated by the Xenon 2 Merger Agreement or
(ii) the adoption of this Agreement by the stockholder of Xenon 2 to be effected by a written consent to action without a meeting. Neither NBC, Xenon 2 nor Xoom shall in any way challenge the validity, enforceability or effectiveness of the voting agreements or proxies entered into by certain stockholders of Xoom in connection with this Agreement or the Xenon 2 Merger Agreement and the transactions contemplated hereby and thereby. Xoom shall take all other action necessary or advisable to secure the Stockholder Approvals subject to the fiduciary duty set forth in Section 5.5. Without limiting the generality of the
                            -----------
foregoing but subject to its rights to terminate the Agreement pursuant to

Section 9.1(g), Xoom agrees that its obligations pursuant to this Section 6.2
--------------                                                    -----------
shall not be affected by the commencement, public proposal, public disclosure or communication to Xoom of any Material Transaction Proposal.

      6.3 Public Statements.  Before any party or any Affiliate of such party
          -----------------
shall release any information concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties, provide the other parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its Affiliate are traded.

      6.4 Reasonable Commercial Efforts.  (a)  Subject to the terms and
          ------------------------------
conditions provided in this Agreement, each party shall use reasonable commercial efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, without limitation, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, and the filings and consents set forth on Schedule 6.4 hereto (the "Required
                                          ------------              --------
Consents") and to remove any injunctions or other impediments or delays, legal
--------
or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that notwithstanding
                                             --------
anything to the contrary in this Agreement, no party nor any of their Affiliates shall be required to make any disposition, including, without limitation, any disposition of, or any agreement to hold separate, any Subsidiary, asset or business, and no party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such party of the transactions contemplated hereby and the Implementing Agreements, taken as a whole or adversely affect any other business of such party or its Affiliates.

          (b) Each of the parties hereto shall execute and cause its Subsidiaries to execute on or prior to the Closing Date each Implementing Agreement to which it or they are a party on the terms set forth in the relevant Exhibits hereto.

          (c) Each of the parties hereto agrees, from time to time, to execute and deliver, or use reasonable commercial efforts to cause to be executed and delivered, such additional instruments, certificates or documents (including bills of sale and assignment and assumption agreements), and take all such actions, reasonably necessary to implement or effectuate the transactions contemplated by this Agreement.

      6.5 Notification of Certain Matters.  Each party to this Agreement shall
          -------------------------------
give prompt notice to each other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.5 shall not limit or otherwise affect
                               -----------
any remedies available to the parties receiving such notice. No disclosure by any party pursuant to this Section 6.5, however, shall be deemed to amend or
                           -----------
supplement the disclosures set forth on the Schedules to Article IV or prevent
                                                         ----------
or cure any misrepresentations, breach of warranty or breach of covenant.

      6.6  Xenon 2 Directors.  (a)  NBC shall have the right to select six
           -----------------
persons to serve as members of the Board of Directors of Xenon 2 to be elected by the holders of the Class B Common Stock, voting separately as a class (such persons, or any replacement persons, the "Nominees"), and Xoom and Xenon 2 shall
                                          --------
cause the Nominees to be appointed to the Board of Directors of Xenon 2 (to the extent the Nominees so consent) as of the Effective Time.

          (b) Xoom and Xenon 2 shall also cause to be appointed to the Board of Directors of Xenon 2 (to the extent they so consent) as of the Effective Time the current Chairman of the Board of Xoom, the four current outside directors of Xoom and an additional person designated by Xoom.

          (c) Xoom and Xenon 2 shall also cause to be appointed to the Board of Directors of Xenon 2 as of the Effective Time one additional person mutually agreed upon by NBC and Xoom who shall not be affiliated with either party.

          (d) Xenon 2 will cause the Surviving Corporation to indemnify each person who is now, or has been at any time prior to May 9, 1999, or who becomes prior to the Effective Time, a director or officer of NMC from and after the Effective Time (individually an "Indemnified Party" and collectively the
                                 -----------------
"Indemnified Parties"), with respect to acts or omissions occurring prior to
 -------------------
the Effective Time to the full extent provided as of May 9, 1999 under the certificate of incorporation, bylaws, other similar organizational documents of NMC or applicable law. The rights under this Section 6.6(d) are contingent upon
                                             --------------
the occurrence of, and will survive consummation of, the transactions contemplated hereby and are expressly intended to benefit each Indemnified Party each of whom shall have third party beneficiary rights hereunder.

      6.7  Employee Matters.
           ----------------

          (a)  Employees and Offers of Employment.  Between May 9, 1999, and the
               ----------------------------------
Closing Date, Xenon 2 shall offer employment as of the Closing Date to each individual who is listed on Schedule 6.7(a) and who, on the Closing Date, is
                            ---------------
employed by NBC or its Affiliates or who is absent from work by reason of vacation, sick leave, short-term disability or due to authorized leave of absence or military service; provided that for any such employee who, as of the
                             --------
Closing Date, is absent from work due to sick leave, short-term disability or due to authorized leave of absence or military service, such offer of employment shall be effective as of the date such employee is able to commence active
employment with Xenon 2.   Each offer of employment shall include salary, title
and level of responsibility which are no less favorable in the aggregate than those in effect for such employee on May 9, 1999; provided that nothing shall
                                                  --------
prohibit Xenon 2 from terminating the employment of any Transferred Employee at any time. Such employees who accept and commence employment with Xenon 2 are herein collectively referred to as "Transferred Employees".
                                    ---------------------

          (b)  Employee Benefit Plans
               ----------------------

          (i) As of the Closing Date, except as otherwise expressly provided under the applicable employee benefit plan of NBC or its Affiliates (the "NBC
                                                                          ---
Plans") the Transferred Employees shall cease to accrue further benefits under
-----
NBC Plans and shall immediately commence participation in the Xenon 2 plans (which, except as otherwise provided in this Agreement, shall initially be the Xoom Plans) on a basis no less favorable than similarly situated employees of Xenon 2 or Xoom. Xenon 2 or Xoom shall cause each Xenon 2 Plan to treat the prior service of each Transferred Employee with NBC or its affiliates as service rendered to Xenon 2 or Xoom for purposes of eligibility, vesting and benefit accrual (but not for purposes of benefit accruals) under any defined benefit plan to the same extent such service was taken into consideration under comparable NBC Plans.

          (ii) NBC shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Xenon 2. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

          (iii) With respect to any welfare benefit plans (as defined in section 3(1) of ERISA) maintained by Xenon 2 or its Subsidiaries for the benefit of Transferred Employees and SNAP Employees on and after the Closing Date, Xenon 2 or its Subsidiaries shall use best efforts to (A) cause there to be waived any pre-existing condition limitations and (B) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by NBC for their benefit immediately prior to the Closing Date.

          (iv) NBC shall retain all assets and liabilities and obligations under NBC Plans with respect to the Transferred Employees. Notwithstanding the foregoing, Xenon 2 shall be responsible, with respect to Transferred Employees, for all accrued bonuses for the year of Closing.

          (v) With respect to any accrued but unused vacation time to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Transferred Employee immediately prior to the Closing Date (the "Vacation
                                                                      --------
Policy"), Xenon 2 shall allow such Transferred Employee to use such accrued
------
vacation; provided, however, that if Xenon 2 deems it necessary to disallow such
          --------  -------
Transferred Employee from taking such accrued vacation, Xenon 2 shall be liable for and pay in cash to each such Transferred Employee an amount equal to such vacation time in accordance with terms of the Vacation Policy.

      6.8 Xenon 2 Options.   (a)  Prior to the Effective Time, with respect to
          ---------------
each option to purchase shares of Xenon 2 into which options to purchase shares of Xoom (a "Xoom Option"), which were granted pursuant to the Xoom 1998 Stock
            -----------
Incentive Plan (the "Xoom Option Plan") prior to May 9, 1999, were converted
                     ----------------
(the "Converted Xoom Plan Options"), Xenon 2 shall cause the Administrator  (as
      ---------------------------
defined in the Xoom Option Plan) to exercise its discretion to provide, and shall take any other necessary action to provide, that each Converted Xoom Plan Option shall vest and become exercisable with respect to all shares as to which such options would otherwise have vested within 12 months following the Effective Time. With respect to each option to purchase shares of Xenon 2 into which Xoom Options, which were not granted pursuant to the Xoom Option Plan prior to May 9, 1999, were converted (the "Converted Xoom Non-Plan
                                           -----------------------
Options"), Xenon 2 shall take any necessary action to provide that such Converted Xoom Non-Plan Options shall to the extent provided in the award agreement evidencing such option vest and become exercisable with respect to 75% of the then unvested portion of such Converted Xoom Non-Plan Option and any portion of a Converted Xoom Non-Plan Option which remains unexercised upon the occurrence of the Effective Time shall terminate upon the occurrence of the Effective Time. In addition, with respect to each option to purchase shares of Xenon 2 into which Xoom Options, which were granted after May 9, 1999, were converted (the "Converted New Xoom Options"), Xenon 2 shall cause the
                --------------------------
Administrator to exercise its discretion to provide, and shall take any other necessary action to provide, that each option Converted New Xoom Option shall not immediately vest (but rather, shall vest in accordance with its stated vesting schedule) with respect to any of the shares subject thereto. Xenon 2 and Xoom acknowledge that the transaction contemplated hereby shall constitute a "Corporate Transaction" for purposes of both the Xoom Option Plan and the Converted Xoom Non-Plan Options and the Administrator, the Board of Directors of Xoom and the Board of Directors of Xenon 2 shall take all necessary action to effect the foregoing.

          (b) In the event that any Xoom employee incurs an excise tax under
Section 4999 of the Code as a result of the accelerated vesting of the Xoom Options pursuant to Section 6.8(a), Xenon 2 shall make available to such
                    --------------
employee a loan (the "Tax Loan") in an amount sufficient to pay such excise tax.
                      --------
The determination of whether any such excise tax will be payable and the amount of such excise tax will be made by Xoom 2's independent auditors. The Tax Loan will (i) have a term of two years, and (ii) bear interest at the lowest permissible rate without imputation of income, compounded annually and (iii) to the extent not previously forgiven become immediately due and payable upon the termination of such employee's employment with Xenon 2 and its Affiliates for cause or due to such employee's voluntary resignation. The Tax Loan, will be forgiven with respect to 1/24 of the initial principal amount of the Tax Loan (together with accrued interest thereon) on the last day of each 1 month anniversary of the Effective Time if the employee has remained continually employed with Xenon 2 and its Affiliates through such date or if such employee's employment with Xenon 2 and its Affiliates is terminated without cause or due to the employee's death or disability.

      6.9 SNAP Indebtedness.  Immediately following Closing, Xenon 2 will repay
          -----------------
and terminate the commitments with respect to the indebtedness for money borrowed (including all interest, fees and other amounts payable in respect thereof) set forth on Schedule 6.9 and Xenon 2 shall use its best efforts to
                      ------------
cause the guarantee of such indebtedness by General Electric Company to be fully released. Neither SNAP nor NBC or any of its Subsidiaries shall be required to repay prior to Closing any indebtedness of SNAP, including any incurred from and after May 9, 1999 in accordance with the terms of this Agreement.

      6.10 Organization of CNBC.com. NBC shall organize an entity and contribute
           ------------------------
the assets, properties and other rights set forth on Schedule 6.10 to such
                                                     -------------
entity on or before the Closing Date.

      6.11 Tax Cooperation and Consistent Reporting.
           ----------------------------------------

          (a) Xenon 2 and NBC agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Contributed Assets as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Tax Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Xenon 2 and NBC will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Contributed Assets, and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 6.11.
                                ------------

          (b) Unless there has been a Final Determination to the contrary, NBC, Xenon 2 and Xoom covenant and agree, for all Tax purposes including all Tax Returns and any Tax controversies to (and to cause any Affiliate or successor to their assets or business to) take each of the positions set forth below (and not to take any positions inconsistent therewith):

          (i) The transfer of the Contributed Assets pursuant to the Agreement will qualify under Section 351(b) of the Code.

          (ii) None of the consideration received for the Contributed Assets pursuant to the Agreement will be treated as Other Property or Money.

          (iii) None of the Class A Common Stock or Class B Common Stock issued to NBC or CNET pursuant to the terms of the Agreement will be paid or issued for services.

          (iv) The tax basis of each Contributed Asset to be received by Xenon 2 will be the same as the tax basis of such asset in the hands of the transferor increased by the amount of any gain recognized by the transferor on the transfer of such asset.

          (v) The holding period of each Contributed Asset will include the period during which such asset was held by the transferor.

          (vi) Neither Xenon 2, Xoom, any affiliate thereof, nor any successor to their assets or businesses will be entitled to claim any deduction in respect of any assumed Liability to the extent previously deducted by the transferor.

          (c) Xenon 2 represents, covenants and agrees that (A) it has no plan or intention to (i) issue additional shares of stock after the Merger, or take any other action, that would result in NBC, NBC Multimedia, CNBC, CNET and the Xoom shareholders losing control of Xenon 2, (ii) liquidate or merge Xenon 2; (iii) sell or otherwise dispose of any of its assets (or of any of the assets acquired from NBC Multimedia), except for dispositions made in the ordinary course of business, transfers permitted under Section 368(a)(2)(C) of the Code, or transfers prescribed by Section 1.368-1(d) that will not affect Xoom 2's satisfaction of the "continuity of business enterprise" requirement under
Section 368 of the Code for purposes of qualifying the Merger as a "reorganization" under said section, and (iv) reacquire any of the shares of its stock issued pursuant to this Agreement, and (B) the historic business of NBC Multimedia will be continued or a significant portion of NBC Multimedia's historic business assets will be used in a business.

          (d) (i)   NBC and Xenon 2 agree to report to the other any
communication from or with the Internal Revenue Service which relates in any way to the characterization of the transactions contemplated by the Agreement. Notwithstanding any such communication, Xenon 2 and Xoom covenant and agree to (and to cause any Affiliate or successor to their assets or business to) continue to take each of the positions specified in Section 6.11(b) for all Tax
                                                    ---------------
purposes (unless there has been a Final Determination contrary to such position).

          (ii)   Without limiting the generality of Section 6.11(d)(i), (A) NBC
                                                  ------------------
will file with its federal income tax return for the taxable year in which the Agreement is consummated (which tax return shall be timely filed) the information required by Treas. Reg (S) 1.351-3(a), and will deliver a copy of that statement to Xenon 2 within ten days thereafter, and (B) Xenon 2 will file with its federal income tax return for the taxable year in which the Agreement is consummated

(which tax return shall be timely filed) the information required by Treas. Reg
(S) 1.351-3(b), and will deliver a copy of that statement to NBC within ten days thereafter. Within ninety days after the Closing Date, NBC will deliver to Xenon 2 all of the cost and other basis information relating to the Contributed Assets and assumed Liabilities for federal income tax purposes reasonably required for Xenon 2 to prepare the statement required by Treas. Reg. (S) 1.351-3(b)(2). Such information will be delivered in the form normally maintained by NBC and will include reasonably complete data relating to the tax basis, year of acquisition, depreciable life, and amount and method of depreciation of tangible and intangible property. NBC and Xenon 2 also will maintain such records as are required by Treas. Reg. (S) 1.351-3(c).

          (iii)  Without limiting the generality of Section 6.11(d)(i), (A)
                                                    ------------------
Xenon 2 and NBC Multimedia will comply with the record-keeping and information filing requirements of Section 1.368-3 of the Treasury Regulations with respect to the Merger, and (B) Xenon 2 will file with its federal income tax return for the taxable year in which the Agreement is consummated (which tax return shall be timely filed) the information required by Treasury Regulations Section 1.351-3(b) and maintain such records as are required by Treasury Regulations Section 1.351-3(c) with respect to the Merger.

      6.12 Tax Benefit Payments.
           --------------------

          (a) If a Final Determination is made contrary to any of the positions described in 6.11(b)(i), (ii), or (iii), then (in addition to any other remedies which may be available to NBC but without duplication thereof) Xenon 2 will pay to NBC for each Post-Closing Tax Period an amount equal to the excess of (A) the liability for federal, state and local Taxes to which Xenon 2, Xoom or any other Affiliates or any successor to their assets or businesses (collectively, the "Taxpayer") would have been subject for all Post-Closing Tax Periods in each
---------
relevant jurisdiction had the positions described in Section 6.11(b)(i), Section
                                                     ------------------  -------
6.11(b)(ii) and Section 6.11(b)(iii) been sustained (and had Xenon 2 not been
-----------     --------------------
required to make any payments pursuant to this Section 6.12), over (B) the
                                               ------------
Taxpayer's actual liability for such Taxes for such periods. Such payment will be due (subject to a ten business-day grace period) when, as, and to the extent the Taxpayer derives an actual benefit (in the form of any refund, reduction in Tax liability, or otherwise) as the result of such excess. If any payment required under this Section 6.12(a) for any Post-Closing Tax Period is not made
                    ---------------
on or before the due date (without extensions) of the return of such period, then such payment will be made together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from such due date to the date on which the payment is actually made.

          (b) In addition, Xenon 2 will pay to NBC, no later than ten business days after each date on which the Taxpayer receives a refund of federal, state or local Taxes for a Pre-Closing Tax Period, the excess of such refunds over such refunds to which the Taxpayer would have been entitled had the positions described in Section 6.11(b) been sustained (and had Xenon 2 not been required
             ---------------
to make any payments under this Section 6.12).  If any payment required under
                                ------------
this Section 6.12(b) is not made on or before the date such payment is due, then
     ---------------
such payment will be made together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the date such payment was due to the date on which such payment is actually made.

          (c) In the event of any adjustment to the Taxpayer's liability for federal, state or local Taxes or entitlement to a refund, as a result of audit, carryover, or otherwise, the amounts previously payable under this Section 6.12
                                                                   ------------
will be appropriately adjusted and Xenon 2 or NBC, as the case may be, will pay to the other the amount, required as a result of such adjustment, together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the original payment date affected by the adjustment to the date on which the payment is made. At the time of any payment under this Section 6.12 (or at the request of NBC if
                                   ------------
Xenon 2 has determined that no payment is due), Xenon 2 will submit a schedule showing in reasonable detail its calculation of the payment to be made (or the basis for its determination that no payment is due). Any dispute concerning the calculation of payments due under this Section 6.12 will be resolved by the
                                       ------------
Independent Accountants.

          (d) Any payment to NBC under this Section 6.12 will be allocated
                                            ------------
between principal and interest for purposes of Section 483, Section 1273, and any other relevant provision of the Code by using as a discount rate the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the date of Closing to the date on which the payment is made. The portion of any such payment created as principal will be treated as additional exchange consideration. Any payment to Xenon 2 under this Section 6.12 (other than interest) will be treated as a reduction of the
     ------------
exchange consideration.

          (e) NBC will pay (i) any fees or other amounts due to the Independent Accountants in respect of the resolution of any dispute pursuant to Section
                                                                    -------
6.12(c), and (ii) all reasonable costs (including the reasonable internal costs
-------
of Xenon 2 or any Affiliate or successor thereto) incurred by Xenon 2 (or by such Affiliate or successor) to comply with the provisions of this Section 6.12.
                                                                   ------------

      6.13 Xoom Cash.  As long as the Effective Time occurs on or prior to
           ---------
September 30, 1999, Xoom covenants and agrees immediately prior to the Effective Time that it will have cash, net of outstanding indebtedness of Xoom, in an amount at least equal to the sum of $230 million less any cash used in connection with acquisitions made in accordance with the terms of Section 5.1;
                                                                   -----------
provided that if the Effective Time occurs after that date, the foregoing amount
--------
shall also be less $7.5 million for each month after September 30, 1999 and prior to the Effective Time.

     6.14  Transition Services.  Promptly after May 9, 1999, NBC, Xoom and
           -------------------
Xenon 2 shall use their good faith efforts to negotiate a transition services agreement pursuant to which NBC shall provide certain administrative and support services and facilities relating to the NBC Multimedia Businesses to Xenon 2 for a transition period after the Effective Time on terms mutually acceptable to the parties.

     6.15  Conversion of NBC's Class A Common Stock. On the Closing Date, any
           ----------------------------------------
Class A Common Stock purchased pursuant to the Stock Purchase Agreement, dated as of June 11, 1999, between XOOM and NBC held by NBC or its Affiliates will be automatically converted into Class B Common Stock pursuant to the certificate of incorporation attached hereto as Exhibit 3.5. As soon as reasonably practicable after the Effective Time, NBC or its Affiliates, as the case may be, shall deliver any certificates representing such Class A Common Stock to Xenon 2 and NBC or its Affiliates, as the case may be, shall be entitled to receive in exchange a certificate representing the same number of shares of Class B Common Stock, which certificate shall, until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities laws, bear the legend set forth in Section
3.8(d).

                                  ARTICLE VII

                             CONDITIONS TO CLOSING
                             ---------------------

      7.1 Conditions Precedent to Obligations of Each Party.  The respective
          -------------------------------------------------
obligations of each party to this Agreement to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or waiver by the appropriate party of each of the following conditions on or prior to the Closing Date:

          (a) No Injunctions or Restraints.  At the Closing Date, there shall be
              ----------------------------
(i) no injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby, and (ii) no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of this Agreement and the transactions herein illegal; provided, however, that the parties hereto shall use their
                --------  -------
reasonable commercial efforts to have such injunction, order, decree, claim, action, suit, statute, rule or regulation vacated or declared inapplicable as expeditiously as practicable.

          (b) Regulatory Authorizations.  All orders, consents and approvals of
              -------------------------
any Governmental Authorities legally required for the consummation of the transactions contemplated by this Agreement, including the Required Consents, shall have been obtained, and all waiting periods applicable under the HSR Act and other applicable antitrust, merger control or competition laws or regulations shall have expired or been terminated, except those for which failure to obtain such consents and approvals would not, individually and in the aggregate, have a Material Adverse Effect.

          (c) Stockholder Approvals.  The Stockholder Approvals shall have been
              ---------------------
obtained.

          (d) Xenon 2 Merger Agreement.  The transactions contemplated by the
              ------------------------
Xenon 2 Merger Agreement to occur at the closing thereunder shall have been consummated as set forth therein.

      7.2 Conditions Precedent to Obligation of NBC.  The obligation of NBC to
          -----------------------------------------
consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions, or by the waiver of such condition by NBC, on or prior to the Closing Date:

          (a)   Accuracy of Representations and Warranties of Xoom and Xenon 2.
                --------------------------------------------------------------
The representations and warranties of Xoom contained in this Agreement shall be true and correct in all material respects, in each case on and as of May 9, 1999 and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be true and correct in all material respects as of such date; and NBC shall have received from Xoom a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (b)  Covenants of Xoom.  Xoom shall have complied in all material
               -----------------
respects with all covenants contained in this Agreement to be performed by it on or prior to the Closing; and NBC shall have received from Xoom a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (c) Implementing and Other Agreements.  Each of CNET, Xenon 2 and Xoom
              ---------------------------------
shall have entered into, or shall have caused their respective Subsidiaries to have entered into, each of the Implementing Agreements to which such Person is a party.

          (d) Directors and Officers of Xenon 2.  The officers and directors of
              ---------------------------------
Xenon 2 shall, as of the Effective Time, consist of the Persons set forth on

Schedule 3.7, who shall have been elected or appointed in accordance with
------------
Section 6.6 hereof.
-----------

      7.3 Conditions Precedent to Obligations of Xenon 2.  The obligation of
          ----------------------------------------------
Xenon 2 to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions, or the waiver of such condition by NBC, on or prior to the Closing Date:

          (a)  Accuracy of Representations and Warranties of NBC.  The
               -------------------------------------------------
representations and warranties of NBC contained in this Agreement shall be true and correct in all material respects, in each case on and as of May 9, 1999 and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be true and correct in all material respects as of such date; and Xenon 2 shall have received from NBC a certificate to such effect with respect to such party dated as of the Closing Date signed by an officer thereof.

          (b)  Covenants of NBC.  NBC and its Subsidiaries shall have complied
               ----------------
in all material respects with all covenants contained in this Agreement to be performed on or prior to the Closing; and Xenon 2 shall have received from NBC a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (c) Implementing and Other Agreements.  NBC shall have entered into,
              ---------------------------------
or shall have caused its Subsidiaries to have entered into, each of the Implementing Agreements to which such Person is a party.


                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

      8.1      Indemnification by Xenon 2.  From and after the Closing, Xenon 2
               --------------------------
shall indemnify and hold harmless NBC and its Affiliates and each of its directors, officers, employees, agents, heirs, executors, successors and assigns from and against any and all Losses and Expenses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of any breach of the covenant of Xoom contained in Section 6.13 of this Agreement.
                     ------------

      8.2 Indemnification by NBC.  From and after the Closing Date, NBC shall
          ----------------------
indemnify and hold harmless Xenon 2 and its Affiliates and each of the foregoing's respective directors, officers, employees and agents, heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses and Expenses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of any breach of the representations and warranties set forth in Section 4.1(c)(iii) and Section
                                            -------------------     -------
4.1(v) of this Agreement.
------

      8.3 Claims Procedure.    (a)  If a claim by a third party is made against
          -----------------
an indemnified Person hereunder, and if such indemnified Person intends to seek indemnity with respect thereto under this Article, such indemnified Person shall promptly notify the indemnifying Person in writing of such claims setting forth such claims in reasonable detail (the "Claim Notice"), provided that failure of
                                       ------------    --------
such indemnified Person to give prompt notice as provided herein shall not relieve the indemnifying Person of any of its obligations hereunder, except to the extent that the indemnifying Person is materially prejudiced by such failure. The indemnifying Person shall have twenty (20) days after receipt of such notice (the "Notice Period") to undertake, through counsel of its own
                  -------------
choosing, subject to the reasonable approval of such indemnified Person, and at its own expense, the settlement or defense thereof, and the indemnified Person shall cooperate with it in connection therewith; provided, however, that the
                                                 --------  -------
indemnified Person may participate in such settlement or defense through counsel chosen by such indemnified Person, provided that the fees and expenses of such
                                   --------
counsel shall be borne by such indemnified Person. If the indemnifying Person shall assume the defense of a claim, it shall not settle such claim without the prior written consent of the indemnified Person, unless (i) such settlement includes as an unconditional term thereof the giving by the claimant of a release of the indemnified Person from all Liability with respect to such claim or (ii) such settlement does not involve the imposition of equitable remedies or the imposition of any material obligations on such indemnified Person other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying Person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified Person shall be borne by such indemnified Person unless there exists a material conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the indemnified Person shall be entitled to retain one law firm (plus any necessary local counsel) as its separate counsel, the reasonable fees and expenses of which shall be reimbursed by the indemnifying Person. If the indemnifying Person does not notify the indemnified Person within twenty (20) days after the receipt of the indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified Person shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          (b) Other Claims.  In the event the indemnified party should have a
              ------------
claim against the indemnifying party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the indemnified party shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party does not notify the indemnified party within the Notice Period that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder.

      8.4 Exclusive Remedy.  From and after the Closing, the indemnification
          ----------------
obligations under this Article VIII and the obligations of NBC in Section 9.2
                       ------------                               -----------
constitute the sole and exclusive remedy of each party for any breach of, or inaccuracy in, any representation or warranty of another party contained in this Agreement or in any certificate delivered pursuant hereto or any breach of any covenant in this Agreement in each case to the extent they survive the Closing.


                                   ARTICLE X

                                  TERMINATION
                                  -----------

      9.1 Termination Events.  Without prejudice to other remedies which may be
          ------------------
available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of NBC and Xenon 2;

          (b) by either NBC or Xenon 2 by written notice to the other parties if the transactions contemplated by this Agreement have not been consummated by December 31, 1999, unless extended by written agreement of the parties hereto, provided that the party terminating this Agreement shall not be in material
--------
default or breach hereunder and provided, further, that the right to terminate
                                --------- -------
this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated by this Agreement on or before such date;

          (c) by either NBC or Xenon 2 if (i) any Governmental Authority, the consent or approval of which is required for the consummation of the transactions contemplated hereby, shall have determined not to grant its consent or approval and all appeals of such determination shall have been taken and have been unsuccessful or (ii) any court of competent jurisdiction in the United States shall have issued a final and unappealable permanent injunction, order, judgment or other decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, provided that the party seeking to terminate this Agreement
                     --------
under this clause (c) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause
--------  -------
(c) shall not be available to any party who shall not have used reasonable commercial efforts to avoid the issuance of such order, decree or ruling;

          (d) by either NBC or Xenon 2 if upon a vote at a duly held Xoom Stockholders Meeting or any adjournment thereof, the Xoom Stockholder Approval shall not have been obtained or by NBC if upon a vote at a duly held Xenon 2 Stockholders Meeting or any adjournment thereof, the Xenon 2 Stockholder Approval shall not have been obtained;

          (e) by NBC if the Board of Directors of Xoom or Xenon 2 or any committee thereof shall have withdrawn or modified in a manner adverse to NBC its approval or recommendation of this Agreement, the Xenon 2 Merger Agreement or any of the transactions contemplated hereby or thereby;

          (f) by NBC if the Board of Directors of Xoom shall have accepted or recommended a Takeover Proposal or shall have resolved to do so;

          (g) by Xoom or Xenon 2, prior to the receipt of the Xoom Stockholder Approval, on five business days written notice, if, Xoom receives, without violating its obligations under Section 5.5 hereof, a bona fide Takeover
                                -----------
Proposal from a third party on terms which the Board of Directors of Xoom (i) determines in good faith and after consultation with a financial advisor of nationally recognized reputation to be more favorable to the Xoom stockholders than the transactions contemplated by this Agreement and (ii) concludes in good faith based on the advice of outside legal counsel that termination of this Agreement is required to comply with its fiduciary duties under applicable law; or

          (h) by either NBC or Xenon 2 in the event there has been a material default or breach by (x) NBC, where Xenon 2 is terminating this Agreement, or
(y) Xoom or Xenon 2, where NBC is terminating this Agreement, in each case which default or breach is not curable, or if curable, is not cured within 30 days after written notice of such breach is given by the non-breaching party.

          (i) automatically and without any action by the parties upon the termination of the Xenon 2 Merger Agreement.

      9.2 Effect of Termination.  In the event of any termination of the
          ---------------------
Agreement as provided in Section 9.1 hereto, this Agreement shall forthwith
                         -----------
become wholly void and of no further force and effect (except Section 5.6,
                                                              -----------
Section 6.3, Section 9.2 and Article X hereof) and there shall be no liability
-----------  -----------     ---------
on the part of any parties hereto or their respective officers or directors, except as provided in such sections and article. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement; provided, however, that if NBC wilfully fails to close the
           --------  -------
transactions contemplated by this Agreement after all of the conditions to closing set forth in Section 7.1 and Section 7.2 have been satisfied, within 2
                     -----------     -----------
business days of the termination of this Agreement by Xenon 2, NBC shall pay to Xenon 2 $475 million, which amount shall constitute the sole and exclusive remedy of Xoom and Xenon 2 for such breach by NBC.

                                   ARTICLE XI

                    MISCELLANEOUS AGREEMENTS OF THE PARTIES
                    ---------------------------------------

      10.1 Notices.  Any notice in connection with this Agreement shall be in
           -------
writing and shall be delivered by air courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) air courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the country of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the country of receipt.

        If to NBC, NMC or GE Investments Sub:

                National Broadcasting Company, Inc.
                30 Rockefeller Plaza
                New York, New York  10012
                Attn.: Tom Rogers
                Facsimile: (212) 664-3914

        with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                Attn.: Richard Capelouto
                Facsimile: (212) 455-2502

        If to Xoom or Xenon 2:

                Xenon 2, Inc.
                300 Montgomery Street
                Suite 300
                San Francisco, California  94104
                Attn.: Chris Kitze
                Facsimile: (415) 288-2580

        with a copy to:

                Morrison & Foerster LLP
                425 Market Street
                San Francisco, California  94105
                Attn.: Bruce Alan Mann
                Facsimile: (415) 268-7522
        with a copy to:

                Morrison & Foerster LLP
                1290 Avenue of the Americas
                New York, New York  10104
                Attn.: Allen L. Weingarten
                Facsimile: (212) 468-7900

or to such other address as any such party shall designate by written notice to the other parties hereto.

      10.2  Integration; Amendments.  This Agreement (including the Schedules
            -----------------------
and Exhibits hereto) contains the entire agreement and understanding of the parties with regard to the matters contained herein and supercedes any prior written or oral agreement with respect to the subject matter hereto. This Agreement may not be amended or modified except in a writing signed by all parties hereto.

      10.3  Waiver.  No waiver by any of the parties hereto of any of the
            ------
provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      10.4 No Assignment; Successors and Assigns.  The parties' respective
           -------------------------------------
rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties, provided that NBC may assign, in whole or in part,
                              --------
any of its rights and obligations hereunder and under the Implementing Agreements to one or more of its Affiliates without the consent of the other parties hereto, but NBC will remain liable for its obligations hereunder and under each of the Implementing Agreements to which it is a party. Subject to the preceding sentence, this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.

      10.5  Expenses.  Except as set forth in this Agreement, if the
            --------
transactions contemplated by this Agreement are consummated, all legal and other costs and expenses (including fees and expenses of any financial advisors, accountants or other professional advisors) incurred by Xoom, SNAP or NBC in connection with this Agreement and the transactions contemplated hereby shall be paid or reimbursed by Xenon 2. If the transactions contemplated by this Agreement are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

      10.6  Severability.  If any provision of this Agreement shall be
            ------------
declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the parties hereto shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

      10.7 Section Headings; Table of Contents.  The section headings contained
           -----------------------------------
in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      10.8 Third Parties.  This Agreement does not create any rights, claims
           -------------
or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto, except as set forth in Section
                                                                     -------
6.6(d).
------

      10.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.  This Agreement shall be
           -----------------------------------------
governed and construed in accordance with the laws of the State of New York applicable to contracts executed and performed within such state (except to the extent that the DGCL applies to the Merger), and each party hereby submits to the exclusive jurisdiction of any state or U.S. federal court sitting within the County of New York. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

      10.10 Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

      10.11 Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      10.12 Amendment and Restatement. (a) This Agreement amends certain
            -------------------------
provisions of the Existing Merger Agreement and restates the terms of the Existing Merger Agreement in their entirety so as to reflect and give effect to such amendments. Except as provided in Section 10.12(b), all amendments to the Existing Merger Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect from the date of the Existing Merger Agreement.

            (b) Each of the representations and warranties made in Sections 4.1,
4.2 and 4.3 shall be deemed (i) to be made on the date of the Existing Merger Agreement (other than the representations and warranties in respect of this Agreement that are contained in Sections 4.1(b) and 4.3(b) which are made as of the date hereof) and as of the Closing Date and (ii) not made on the date hereof (except as set forth in the parenthetical in clause (i) of this Section 10.12(b)).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        NATIONAL BROADCASTING COMPANY, INC.


                                        By:  /s/ Mark W. Begor
                                            ------------------------------------
                                             Name:   Mark W. Begor
                                             Title:  Executive Vice President

                                        GE INVESTMENTS SUBSIDIARY, INC.


                                        By: /s/ Alan Lewis
                                            ------------------------------------
                                             Name:   Alan Lewis
                                             Title: Executive Vice President

                                        NEON MEDIA CORPORATION


                                        By: /s/ Mark W. Begor
                                            ------------------------------------
                                             Name:   Mark W. Begor
                                             Title:  Executive Vice President

                                        XENON 2, INC.


                                        By: /s/ Chris Kitze
                                            ------------------------------------
                                             Name:   Chris Kitze
                                             Title:  President

                                        XOOM.COM, INC.


                                        By: /s/ Chris Kitze
                                            ------------------------------------
                                             Name:   Chris Kitze
                                             Title:  Chairman